CONFIDENTIAL

EXECUTION VERSION

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.2

first amended and restated

Evaluation AGREEMENT

BY AND BETWEEN

FIBROGEN, INC.

AND

FORTIS Therapeutics, INC.

JUNE 6, 2024

FIRST AMENDED AND RESTATED

EVALUATION AGREEMENT

This First Amended and Restated Evaluation Agreement (this “Agreement”) is entered into as of June 6, 2024 (the “Restatement Effective Date”) by and between FIBROGEN, INC., a Delaware corporation, with its principal place of business at 409 Illinois Street, San Francisco, California 94158 (“FibroGen”), and FORTIS THERAPEUTICS, INC., having an address at 11099 North Torrey Pines Road, Suite 290, La Jolla, CA 92037 (“Fortis”). FibroGen and Fortis may be referred to herein individually as a “Party”, or collectively as the “Parties”.

RECITALS

Whereas, FibroGen and Fortis are parties to an Option Agreement and Plan of Merger dated as of May 5, 2023, as amended and restated concurrently with the amendment and restatement of this Agreement (the “Option and Merger Agreement”) pursuant to which Fortis granted to FibroGen an option to consummate the Merger (as defined below), pursuant to the terms of the Option and Merger Agreement;

Whereas, in order to evaluate whether FibroGen will exercise its Option (as defined below), FibroGen and Fortis entered into an evaluation agreement (the “Original Agreement”) dated May 5, 2023 (the “Effective Date”), pursuant to which the Parties agreed to conduct certain activities for the development of certain drug candidates, including FOR46, and for the evaluation by FibroGen of existing Fortis assets including the Products, pursuant to the terms and conditions of this Agreement;

Whereas, as of the Effective Date, Fortis and UCSF (as defined below) have entered into the Fourth UCSF Amendment (as defined below) to amend certain terms of the UCSF License (as defined below) as they apply with respect to this Agreement; and

Whereas, the Parties desire to amend and restate the Original Agreement to clarify the Parties’ understanding regarding certain data transfer and regulatory obligations of FibroGen by entering into this Agreement, which shall supersede and replace the Original Agreement in its entirety effective upon the Restatement Effective Date.

Now, therefore, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
DEFINITIONS
1.1
“Affiliate” means, with respect to a particular Party, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Party, wherein “control” means the power to direct or cause the direction of the management or policies of a Party or Person, whether through ownership of more than fifty percent (50%) voting securities of such Party or Person, by contract, by board of director membership or representation, or otherwise. Subject to the foregoing, a Person shall only be deemed an Affiliate of a Party under this Agreement solely for the period it qualifies as an Affiliate under this definition. For purposes hereof, with respect to any investor in Fortis that is an Affiliate of Fortis, the portfolio companies of that investor shall not be deemed to be an Affiliate of Fortis solely by virtue of the fact that Fortis and such other portfolio companies are deemed to be under the common control of such investor.
1.2
“Agreement” is defined in the preamble hereto.
1.3
“Alliance Manager” is defined in Section 3.1(a).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.4
“Applicable Law” means any applicable federal, state, territorial, foreign or local law, common law, statute, ordinance, judicial decision, rule, regulation or code of any Governmental Authority, including, as applicable, the FFDCA, Public Health Service Act (42 U.S.C. § 262 et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.
1.5
“Assignable Subcontractor Agreement” means an agreement between FibroGen or any of its Affiliates and a Subcontractor that (a) relates solely to the performance of Development Activities under the Study Plan, (b) where the Subcontractor is [*], and (c) [*].
1.6
“Bankruptcy Laws” is defined in Section 11.4(b).
1.7
“BLA” means a Biologics License Application or supplement thereto submitted to FDA under 42 U.S.C. §262 and the regulations promulgated thereunder.
1.8
“Breaching Party” is defined in Section 11.3(a).
1.9
“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in San Francisco or San Diego, California, U.S.A. are authorized or obligated by Applicable Law to close.
1.10
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.11
“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.
1.12
“CD46 Agent” means any CD46-targeting agents or antibodies Controlled by Fortis [*], as further described in Schedule 1.12.
1.13
“CDA” means that certain Mutual Confidential Disclosure Agreement [*] between the Parties.
1.14
“CDR” means [*].
1.15
“Claim” is defined in Section 13.1.
1.16
“Clinical Study Report” means a report containing the results of a Clinical Trial of a pharmaceutical product that is consistent in content and format with Applicable Law and regulatory guidance and with the guidelines of the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) on Structure and Content of Clinical Study Reports.
1.17
“Clinical Trial” means any human clinical study or trial of a pharmaceutical product.
1.18
“COI” means COI Pharmaceuticals Inc.
1.19
“COI STA Agreement” means that certain Master Services Agreement [*], between STA Pharmaceutical Hong Kong Limited and COI.
1.20
“Collaboration Data” is defined in Section 8.3(a).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.21
“Collaboration IP” means, collectively, the Collaboration Patent Rights and the Collaboration Know-How.
1.22
“Collaboration Know-How” means any Know-How, other than FibroGen Other Collaboration Know-How, that is discovered, developed, invented, created or generated by or on behalf of either Party (including through its Affiliates or Subcontractors), either solely or jointly, in the course of conducting activities under this Agreement or otherwise in the course of the research and use of the Products during the Term.
1.23
“Collaboration Patent Right” means any Patent Right that claims any invention included in Collaboration Know-How.
1.24
“Commercialize” or “Commercialization” means, with respect to a product, all activities, whether initiated or conducted prior to or following Regulatory Approval for such product, undertaken in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering product to customers) of such product, including: (a) sales force efforts, detailing, advertising, marketing and promotional materials, sales and distribution, pricing, contracting managed markets and medical affairs, including publications, medical education, medical information, clinical science liaison activities, investigator initiated sponsored research programs and health economics and outcomes research, (b) the preparation, filing, and maintenance of Regulatory Materials, including the filing of annual updates, but excluding any such activities relating to obtaining the first, and only the first, Regulatory Approval for such product, (c) post-approval Clinical Trials and (d) other similar activities directly relating to such product. “Commercialize” means to engage in Commercialization activities.
1.25
“Commercially Reasonable Efforts” means, [*].
1.26
“Complaining Party” is defined in Section 12.1(b).
1.27
“Complete,” “Completed,” or “Completion” means, with respect to a Clinical Trial, the point in time at which database lock for such trial has occurred and, if such trial has a statistical analysis plan, the primary endpoint and key safety data (including tables, listings and figures generated based on that database lock) under the statistical analysis plan for such trial are available.
1.28
“Confidential Information” means all non-public or proprietary information disclosed by a Party to the other Party under this Agreement, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Regulatory Authority, data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds (including Materials), and the like, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Confidential Information includes all “Confidential Information” as defined under the CDA between the Parties and disclosed pursuant to the CDA prior to the Effective Date.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.29
“Control” means, with respect to any Know-How, Patent Right or other intellectual property right, possession (through ownership, exclusive license/sublicense right or otherwise) by a Party, including its Controlled Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense to such Know-How, Patent Right or other intellectual property right without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time as the Party would be first required under this Agreement to grant the other Party such access, license or sublicense.
1.30
“Controlled Affiliate” means, with respect to a party to this Agreement, any other Person that is controlled (as such term is defined in Section 1.1) by such Party.
1.31
“CREATE Act” means the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. § 103(c)(2)-(c)(3).
1.32
“Cure Period” is defined in Section 11.3(a).
1.33
“Development” means, with respect to a product, all non-clinical and clinical drug development activities, including research, discovery, toxicology, pharmacology, and other non-clinical efforts, statistical analysis, formulation development, delivery system development, manufacturing development, statistical analysis, the performance of Clinical Trials, including the Manufacturing of such product for use in the Clinical Trials, or other activities reasonably necessary in order to obtain, but not maintain, Regulatory Approval of such product. “Development” will exclude all Commercialization activities. When used as a verb, “Develop” means to engage in Development activities.
1.34
“Development Activities” is defined in Section 5.1.
1.35
“Development Costs” is defined in Section 11.6(b).
1.36
“Development Fee Schedule” is defined in Section 7.1.
1.37
“Development Fees” is defined in Section 7.1.
1.38
“Development Force Majeure Event” means a Force Majeure Event causing the failure or delay in the achievement of any Development Activities under the Study Plan or any related, Manufacturing activities that are reasonably necessary, based on the design of the then-current Study Plan, (i) [*], or (ii) [*].
1.39
“Disclosing Party” is defined in Section 10.1.
1.40
“Dispute Notice” is defined in Section 12.1(b).
1.41
“Dispute(s)” is defined in Section 12.1(a).
1.42
“Effective Date” is defined in the recitals hereto.
1.43
“EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function.
1.44
“EOP1 Meeting” means a Type B meeting with the FDA [*], to review the data from such Phase 1 Clinical Trial and reach agreement on plans for Phase 2 Clinical Trials program.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.45
“EOP2 Meeting” means a Type B meeting with the FDA [*], to evaluate the plans for the Phase 3 Clinical Trial program and protocols, and to identify any additional information necessary to support a marketing application for the uses under investigation.
1.46
“EU” means all of the European Union member states as of the applicable time during the Term.
1.47
“Evaluation Activities” is defined in Section 5.1.
1.48
“Executive Officers” is defined in Section 12.1(b).
1.49
“Existing Inventory” is defined in Section 5.10(a).
1.50
“Exploit” or “Exploitation” means to research, make, have made, distribute, import, export, use, have used, sell, have sold, or offer for sale, including to Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured or otherwise dispose of.
1.51
“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.
1.52
“FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended.
1.53
“FibroGen” is defined in the preamble hereto.
1.54
“FibroGen Background IP” means, collectively, the FibroGen Background Patent Rights and the FibroGen Background Know-How.
1.55
“FibroGen Background Know-How” means any Know-How, excluding all FibroGen Other Collaboration Know-How and Collaboration Know-How, that is Controlled by FibroGen on the Effective Date or that comes into the Control of FibroGen during the Term (other than through the grant of a license by Fortis under this Agreement) independent of its activities under this Agreement.
1.56
“FibroGen Background Patent Right” means any Patent Right, excluding all FibroGen Other Collaboration Patent Rights and Collaboration Patent Rights, that is Controlled by FibroGen on the Effective Date or that comes into the Control of FibroGen during the Term (other than through the grant of a license by Fortis) independent of its activities under this Agreement.
1.57
“FibroGen Clinical Studies” means (a) a Phase 2 Clinical Trial or any portion of the Phase 2/3 Clinical Trial of a Product that is a PET-driven mCRPC study investigating FOR46 and PET46, and (b) a Phase 1b Clinical Trial that is a tumor expansion study investigating FOR46.
1.58
“FibroGen Indemnitee” is defined in Section 13.2.
1.59
“FibroGen Other Collaboration Data” is defined in Section 8.3(b).
1.60
“FibroGen Other Collaboration IP” means, collectively, the FibroGen Other Collaboration Patent Rights and the FibroGen Other Collaboration Know-How.
1.61
“FibroGen Other Collaboration Know-How” means any Know-How that (a) is discovered, developed, invented, created or generated solely by or on behalf of FibroGen (including through its Affiliates or Subcontractors) in the course of conducting activities under this Agreement or otherwise in the course of the research and use of the Products during the Term, and (b) is not [*] related to any of the Products or Modified Products.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.62
“FibroGen Other Collaboration Patent Right” means any Patent Right that claims any invention included in FibroGen Other Collaboration Know-How.
1.63
“Field” means all fields.
1.64
“FOR46” means a CD46-targeting antibody drug conjugate Controlled by Fortis, as further described in Schedule 1.64.
1.65
“Force Majeure Event” means act of God, plague, pandemic or any escalation or worsening or subsequent waves thereof, epidemic, hurricane, tornado, tsunami, flood, volcanic eruption, earthquake, nuclear incident, war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest, national or regional emergency or other natural or man-made disaster, or similar event or condition beyond the reasonable control, and not the result of the fault or negligence, of the affected Party or Person and such Party had been unable to overcome such act or event with the exercise of due diligence.
1.66
“Fortis” is defined in the preamble hereto.
1.67
“Fortis Additional Product Requirement” is defined in Section 5.10(a).
1.68
“Fortis Background IP” means, collectively, the Fortis Background Patent Rights and the Fortis Background Know-How.
1.69
“Fortis Background Know-How” means any Know-How, other than Collaboration Know-How, that is Controlled by Fortis on the Effective Date or that comes into the Control of Fortis during the Term (other than through the grant of a license by FibroGen under this Agreement) independent of its activities under this Agreement.
1.70
“Fortis Background Patent Right” means any Patent Right, other than a Collaboration Patent Right, that (a) is Controlled by Fortis on the Effective Date or that comes into the Control of Fortis during the Term (other than through the grant of a license by FibroGen under this Agreement) independent of its activities under this Agreement.
1.71
“Fortis Clinical Studies” means (a) NCT03575819, a Phase 1 Study of FOR46 in Patients with Metastatic Castration Resistant Prostate Cancer (mCRPC) (also known as FOR46-001), (b) NCT05011188, FOR46 in Combination with Enzalutamide in Patients with Metastatic Castration Resistant Prostate Cancer, and (c) NCT05245006, PET Imaging Study of 89Zr-DFO-YS5 (“PET Technical Study”) (each of (b) and (c), a “UCSF Study”).
1.72
“Fortis Development Activities” is defined in Section 11.6(a).
1.73
“Fortis Indemnitee” is defined in Section 13.1.
1.74
“Fortis In-License” means each license agreement set forth in Schedule 1.74.
1.75
“Fortis IP” means, collectively, the Fortis Know-How and the Fortis Patent Rights.
1.76
“Fortis Know-How” means, collectively, the Fortis Background Know-How and the Collaboration Know-How.
1.77
[*].
1.78
“Fortis IP Infringement” is defined in Section 8.7(a).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.79
“Fortis IP Infringement Action” is defined in Section 8.7(b)(i).
1.80
“Fortis Patent Enforcing Party” is defined in Section 8.7(b)(ii).
1.81
“Fortis Patent Non-Enforcing Party” is defined in Section 8.7(b)(ii).
1.82
“Fortis Patent Rights” means, collectively, the Fortis Background Patent Rights and the Collaboration Patent Rights.
1.83
“Fourth UCSF Amendment” is defined in Section 1.142.
1.84
“FTE” means, with respect to a Party and the performance of an activity, the work carried out by one or more qualified employees, contractors or consultants of such Party or its Affiliates devoted to or in direct support of such activity, where the work of an FTE shall be considered full-time based on [*] and, in the case of work that is less than full-time, will be pro-rated based on the actual number of hours expended by such FTE.
1.85
“FTE Cost” means, with respect to a Party and the performance of an activity, the amount calculated by multiplying the FTE Rate by the number of FTEs expended by such Party or its Affiliates over the course of such activity.
1.86
“FTE Rate” means a rate of [*] per full-time FTE per Calendar Year; provided that such rate shall be increased or decreased [*], or an alternative methodology that is mutually agreed to by both Parties.
1.87
“Good Clinical Practices,” “GCP” or “cGCP” means, with respect to any applicable jurisdiction, the then-current standards, practices and procedures for clinical trials for pharmaceuticals promulgated or endorsed by the applicable Regulatory Authority in such jurisdiction as set forth in the Applicable Laws of such jurisdiction, including, with respect to the United States, 21 C.F.R. Parts 11, 50, 54, 56 and 312, the guidelines titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” and related regulatory requirements imposed by the FDA, and with respect to jurisdictions outside the United States, comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority, as applicable, including any applicable quality guidelines promulgated under the International Conference on Harmonization (“ICH”), in each case as they may be updated from time to time.
1.88
“Good Laboratory Practices,” “GLP” or “cGLP” means, with respect to any applicable jurisdiction, the then-current standards, practices and procedures for laboratory activities for pharmaceuticals promulgated or endorsed by the applicable Regulatory Authority in such jurisdiction as set forth in the Applicable Laws of such jurisdiction, including, with respect to the United States, 21 C.F.R. Part 58 and related regulatory requirements imposed by the FDA, and with respect to jurisdictions outside the United States, comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority, as applicable, including any applicable quality guidelines promulgated under the ICH, in each case as they may be updated from time to time.
1.89
“Good Manufacturing Practices,” “GMP” or “cGMP” means, with respect to any applicable jurisdiction, the then-current good manufacturing practices for the methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packing, and holding pharmaceutical materials required by the applicable Regulatory Authority in such jurisdiction as set forth in the Applicable Laws of such jurisdiction, including, with respect to the United States, 21 C.F.R. Parts 210 and 211 and related regulatory requirements imposed by the FDA and with respect to applicable jurisdictions outside the United States, the guidelines promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, in each case as they may be updated from time to time.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.90
“Governmental Authority” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, or any multinational organization or authority, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.
1.91
“ICH” is defined in Section 1.87.
1.92
“IND” means an Investigational New Drug application as defined in the FFDCA, as amended, and applicable regulations promulgated hereunder by the FDA, or a clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the United States, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.
1.93
“Indemnifying Party” is defined in Section 13.4(a).
1.94
“Indemnitee” is defined in Section 13.4(a).
1.95
“Indirect Tax” is defined in Section 7.4(f).
1.96
“Joint Steering Committee” and “JSC” is defined in Section 3.2(a).
1.97
“Judgment” means any writ, judgment, injunction, order, decree, stipulation determination or award entered by or with any Governmental Authority.
1.98
“Know-How” means information (including confidential information), know-how, inventions, discoveries, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, trade secrets, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, correspondence and submissions, and information pertaining to, or made in association with, filings with any Regulatory Authority or patent office, data (including pharmacological, toxicological, non-clinical, pre-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, market data, financial data or descriptions), devices, assays, specifications, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable.
1.99
“Losses” is defined in Section 13.1.
1.100
“Manufacture” means, with respect to a product, all activities related to the manufacturing of such product, or any ingredient or component thereof, including manufacturing of finished product for Development and Commercialization, labeling, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities to perform any of the foregoing activities.
1.101
“Materials” means all biological materials or chemical compounds provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Products, Clinical Trial samples, cell lines, compounds, lipids and assays so provided.
1.102
“Merger” means the merger contemplated in the Option and Merger Agreement.
1.103
“Modified Product” means [*].
1.104
“Non-Breaching Party” is defined in Section 11.3(a).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.105
“Ongoing Clinical Study” is defined in Section 11.7(e).
1.106
“Ongoing Clinical Study Payment” means, with respect to an Ongoing Clinical Study, an amount equal to (a) [*], including for clarity, all payments paid or accrued under Assignable Subcontractor Agreements and other agreements in connection with such Ongoing Clinical Study, multiplied by (b) [*].
1.107
“Option” is defined in the Option and Merger Agreement.
1.108
“Option and Merger Agreement” is defined in the recitals hereto.
1.109
“Option Exercise Deadline” means the date that is [*] the Option Exercise Deadline may be extended to such date as is mutually agreed in writing by FibroGen and Fortis in each Party’s sole discretion.
1.110
“Original Agreement” is defined in the preamble hereto.
1.111
“Outside Date” is defined in Section 1.109.
1.112
“Party” and “Parties” is defined in the preamble hereto.
1.113
“Patent Rights” means any and all (a) issued patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, Patent Term Extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) other forms of government-issued rights substantially similar to any of the foregoing and (f) United States and foreign counterparts of any of the foregoing.
1.114
“Patent Term Extension” means any term extensions, supplementary protection certificates and equivalents thereof offering patent protection beyond the initial term with respect to any issued patents.
1.115
“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a Governmental Authority.
1.116
“PET Technical Study” is defined in Section 1.71.
1.117
“PET46” means a CD46-targeting PET agent Controlled by Fortis, as further described in Schedule 1.117.
1.118
“Phase 1 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(a) (as amended or any successor regulation thereto), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial, that generally provides for the first introduction into humans of a pharmaceutical product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product, in a manner that is generally consistent with 21 CFR § 312.21(a).
1.119
“Phase 1b Clinical Trial” means any Phase 1 Clinical Trial that includes criteria analyzing pharmacodynamics and clinical effect.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.120
“Phase 2 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(b) (as amended or any successor regulation thereto), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial, the principal purpose of which is to make a preliminary determination as to whether a pharmaceutical product is safe for its intended use and to obtain sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 CFR § 312.21(b), to permit the design of further Clinical Trials.
1.121
“Phase 2 Data Submission Date” is defined in Section 1.109.
1.122
“Phase 3 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(c) (as amended or any successor regulation thereto), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial. For clarity, for purposes of this Agreement, where the data from Phase 2 Clinical Trials serves as the basis for obtaining Regulatory Approval for a Product, such Phase 2 Clinical Trials will not be deemed a Phase 3 Clinical Trial for purposes of this Agreement.
1.123
“PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.
1.124
“Product” means any product containing, constituting or incorporating one or more of the following: (i) FOR46, (ii) CD46 Agent(s), or (iii) PET46.
1.125
“Receiving Party” is defined in Section 10.1.
1.126
“Regulatory Approval” means, with respect to a given product, all technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of BLAs, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority in a particular jurisdiction that is necessary for the Commercialization of such product in such jurisdiction in accordance with Applicable Laws.
1.127
“Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval in a country or jurisdiction, including, in the United States, the FDA and any other applicable Governmental Authority in the United States having jurisdiction over any product; in the EU, the EMA or any competent Governmental Authority in the EU; in Japan, the PMDA; and any other applicable Governmental Authority having jurisdiction over products.
1.128
“Regulatory Materials” means regulatory applications, submissions, notifications, registrations, Regulatory Approvals or other submissions, including any written correspondence or meeting minutes, made to, made with, or received from a Regulatory Authority relating to any Product in a particular country or jurisdiction. Regulatory Materials include INDs and drug approval applications for any product, and amendments and supplements for any of the foregoing.
1.129
“Response” is defined in Section 12.1(b).
1.130
“Responsible Party” is defined in Section 6.1.
1.131
“Restatement Effective Date” is defined in the preamble hereto.
1.132
“Safety Data Exchange Agreement” is defined in Section 6.3.
1.133
“Study Plan” is defined in Section 5.1.
1.134
“Subcontractor” is defined in Section 5.5.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

1.135
“Term” is defined in Section 11.1.
1.136
“Territory” means worldwide.
1.137
“TFL” means, with respect to a Clinical Trial, the tables, figures and listings for each Clinical Study Report for such Clinical Trial.
1.138
“Third Party” means a Person other than Fortis, FibroGen and their respective Affiliates.
1.139
“Third Party Source” is defined in Section 5.10(b).
1.140
“Transfer Costs” is defined in Section 11.6(b).
1.141
“UCSF” means The Regents of the University of California.
1.142
“UCSF License” means [*] (the “Fourth UCSF Amendment”).
1.143
“UCSF Data Use Agreement” means [*].
1.144
“UCSF Study” is defined in Section 1.71.
1.145
“United States” means the United States of America, its territories and possessions, including Puerto Rico.
1.146
“Upstream Payments” is defined in Section 7.3.
1.147
“Virtual Data Room” means the electronic data room made available by Fortis to FibroGen through Microsoft SharePoint in connection with the negotiation of this Agreement, as constituted on or prior to the Effective Date.
1.148
“Withholding Tax Action” is defined in Section 7.4(e).
1.149
“YS5” or “YS5FL” means [*].
Article 2
OVERVIEW OF COLLABORATION

Under this Agreement, (a) the Parties will collaborate for the purpose of the Development of FOR46 [*], and (b) FibroGen will conduct certain evaluation and exploratory research activities with respect to the Products to determine whether FibroGen will exercise the Option pursuant to and in accordance with the Option and Merger Agreement, in each case ((a) and (b)), through the performance of activities set forth in the Study Plan.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 3
GOVERNANCE
3.1.
Alliance Managers.
(a)
Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party will notify the other of its Alliance Manager within [*]. Each Party may replace its Alliance Manager at any time upon notice to the other Party.
(b)
Specific Responsibilities. Unless the Parties otherwise agree, the Alliance Managers will attend meetings of the JSC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement and will have the following responsibilities:
(i)
schedule meetings of the JSC and circulate draft written minutes as provided in Section 3.2(c)(ii);
(ii)
facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;
(iii)
provide a forum of communication between the Parties regarding activities under this Agreement; and
(iv)
perform such other functions as requested by the JSC.
3.2.
Joint Steering Committee.
(a)
Formation. Within [*], Fortis and FibroGen will establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee and coordinate activities under the Study Plan. The JSC will be comprised of [*] representatives from each of Fortis and FibroGen, which representatives will have the appropriate experience, expertise and seniority to enable them to fulfill the JSC’s responsibilities hereunder. In addition, each of Fortis and FibroGen may invite a reasonable number of additional representatives to participate in discussions and meetings of the JSC solely in non-voting capacities. From time to time each Party may replace its JSC representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s). Each Party’s representatives on a JSC and all other individuals participating in discussions and meetings of the JSC on behalf of a Party will be subject to confidentiality and non-use obligations with respect to information disclosed at such meetings that are no less restrictive than the provisions of Article 10. The JSC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence. The purpose of the JSC will be to provide its members periodic updates regarding the progress of activities pursuant to the Study Plan and to address the matters set forth in Section 3.2(b).
(b)
Responsibilities. The JSC will be responsible for:
(i)
overseeing the conduct, progress, and direction of the Study Plan activities;
(ii)
reviewing and discussing results of the Study Plan activities;
(iii)
reviewing and discussing regulatory matters concerning the Products;
(iv)
overseeing the transfers of Know-How and Materials required under Section 5.8 and Section 5.9;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(v)
reviewing and approving amendments to the Study Plan; and
(vi)
performing such other duties as are specifically assigned to the JSC under this Agreement.
(c)
Meetings; Minutes.
(i)
The JSC will meet (with videoconferencing or teleconferencing being sufficient) [*] on such dates and at such times and places as agreed to by the members of the JSC. Each Party will be responsible for its own expenses relating to attendance at, or participation in, JSC meetings.
(ii)
The FibroGen Alliance Manager will provide the members of the JSC with draft written minutes for approval from each meeting [*] after each such meeting. If the minutes of any meeting of the JSC are not approved by the JSC (with each Party’s representatives on the JSC [*]) [*] after the meeting, the objecting Party will append a notice of objection with the specific details of the objection to the proposed minutes, and the Parties shall agree on the final minutes [*].
(d)
Decision-Making. Each Party’s representatives on the JSC will [*] on all matters within the scope of the JSC’s responsibilities. The JSC’s members will use [*] to reach agreement on any and all JSC matters. If the JSC is unable to reach consensus with respect to a particular matter for which it is responsible within [*] after the matter is first presented to the JSC, then, at either Party’s request, the matter will be escalated for consideration by Executive Officers pursuant to Section 12.1(b). If Executive Officers do not reach mutual agreement with respect to such matter within [*], then the matter will be decided in accordance with the following:
(i)
[*];
(ii)
subject to clause (i) above, [*]; and
(iii)
subject to clause (i) and clause (ii) above, [*];

provided that, in each case ((ii) and (iii)), notwithstanding anything to the contrary set forth in this Agreement, neither Party will have the authority to make any final decision that: (1) [*]; or (2) would reasonably be expected to require the other Party to take any action that the other Party reasonably believes would require the other Party to (x) violate any Applicable Law, including the requirements of any Regulatory Authority, (y) breach or otherwise violate any agreement with any Third Party entered into by the other Party (including, with respect to Fortis, the UCSF License), or (z) infringe or misappropriate any intellectual property rights of any Third Party.

In addition, and notwithstanding anything to the contrary in this Agreement, the JSC will not have the right to decide matters that are not expressly within the authority of the JSC, including the right to resolve disputes involving the breach or alleged breach of diligence obligations (which will be instead resolved in accordance with Article 12), modifications to final decision-making rights of the JSC, or amendments to this Agreement (other than amendments to the Study Plan in accordance with this Agreement).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 4
License GRANTS; Exclusivity
4.1.
Licenses.
(a)
FibroGen Research and Development License. Subject to the terms and conditions of this Agreement, Fortis will grant and hereby grants to FibroGen an exclusive, non-sublicensable (except to Affiliates and Subcontractors, and to Fortis as set forth below), non-transferable (except in compliance with Section 14.4), worldwide, irrevocable during the term of this Agreement (except as expressly set forth in Article 11) license under the Fortis Background IP and Collaboration IP to perform Development Activities allocated to FibroGen under the Study Plan, and to perform Evaluation Activities in the Field in the Territory during the Term and to otherwise perform FibroGen’s obligations under this Agreement. For clarity, the foregoing license expressly excludes the right for FibroGen to file for Regulatory Approval for any of the Products or Modified Products, and any right to Commercialize any of the Products or Modified Products.
(b)
Fortis Research and Development License. Subject to the terms and conditions of this Agreement, FibroGen will grant and hereby grants to Fortis a non-exclusive, non-sublicensable (except to Subcontractors), non-transferable (except in compliance with Section 14.4), worldwide, irrevocable during the term of this Agreement (except as expressly set forth in Article 11), (i) license under the FibroGen Other Collaboration IP, and (ii) sublicense back under the Fortis Background IP and Collaboration IP (which are exclusively licensed to FibroGen under clause (a) above), in each case ((i) and (ii)), solely as necessary to perform Development Activities allocated to Fortis under the Study Plan in the Field in the Territory during the Term and to otherwise perform Fortis’s obligations under this Agreement.
(c)
No Implied Licenses. No license or other right is or will be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or will be granted only as expressly provided in this Agreement. All rights not expressly granted by FibroGen or Fortis to the other Party under this Agreement are reserved and may not be used by the other Party for any purpose.
4.2.
Fortis In-Licenses. Notwithstanding anything to the contrary in this Agreement, FibroGen acknowledges and agrees that the rights, licenses, and sublicenses granted by Fortis to FibroGen in this Agreement (including any right to sublicense) are subject to the terms and conditions of the Fortis In-Licenses, and the rights granted to Third Parties thereunder, the scope of the licenses granted to Fortis thereunder and the rights retained by such Third Parties and any other Third Parties (including Governmental Authorities) set forth therein. FibroGen agrees to comply with the terms and conditions of the provisions of the Fortis In-Licenses that are applicable to FibroGen as a sublicensee, with respect to sublicenses granted by Fortis to FibroGen under Section 4.1(a) under such Fortis In-Licenses. FibroGen shall not take or omit to take any action, or permit its Affiliates or Subcontractors to take or omit to take any action, that could be construed as a violation of such applicable terms and conditions under any such Fortis In-License. [*] For clarity, any such material breach under the UCSF License shall be deemed a material breach of this Agreement by the Party causing such material breach. FibroGen shall [*] provide to Fortis all necessary information in FibroGen’s possession relating to FibroGen’s performance as a sublicensee of Fortis under the Fortis In-Licenses for Fortis to comply with its obligations thereunder.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 5
RESEARCH, Development, Manufacture
5.1.
Study Plan. During the Term, FibroGen and Fortis will conduct the collaboration activities in accordance with a study plan (“Study Plan”). The Study Plan will include and be limited to (a) research, CMC, non-clinical development, clinical development, and regulatory activities to be conducted by each Party in support of Development of the Products to achieve the objectives in Article 2 (such activities in the Study Plan, “Development Activities”) and (b) other research and development activities to evaluate the Products and derivatives of the Products (including Modified Products) that FibroGen elects to perform (such activities in the Study Plan, the “Evaluation Activities”), and (c) the allocation of responsibility, as between the Parties, and any timelines with respect to the activities in clause (a) and (b). The current Study Plan is attached hereto as Exhibit A. The Parties will only be permitted to perform Development activities with respect to the Products and Modified Products to the extent included in or otherwise described within the Study Plan. Either Party may submit proposed amendments to the Study Plan from time to time for review and approval by the JSC, and will be effective [*] and incorporated into this Agreement.
5.2.
Performance of Development Activities. Each Party will perform the Development Activities for which such Party is responsible under the Study Plan and will use Commercially Reasonable Efforts to perform such activities in accordance with the timelines set forth therein; provided that Fortis’s performance of its Development Activities will be subject to FibroGen’s compliance with its funding obligations with respect to the Development Fees. Each Party will use Commercially Reasonable Efforts to cooperate with the other Party in carrying out the Development Activities in accordance with the Study Plan. Each Party will, and will require its Affiliates and Subcontractors to, comply with all Applicable Laws in its and their conduct of the Development Activities under the Study Plan, including where appropriate GMP, GCP and GLP (or similar standards). [*]. [*].
5.3.
Performance of Evaluation Activities. The Evaluation Activities set forth in the Study Plan are discretionary and FibroGen will have the right, but not the obligation, to perform any of the Evaluation Activities described in the Study Plan; provided that, for clarity, FibroGen will only be permitted to perform Evaluation activities with respect to the Products and Modified Products during the Term to the extent described in the Study Plan. Upon request by FibroGen, Fortis will reasonably cooperate with FibroGen as necessary or useful in connection with FibroGen’s performance of the Evaluation Activities, [*]. FibroGen will, and will require its Affiliates and Subcontractors to, comply with all Applicable Laws in its and their conduct of the Evaluation Activities under the Study Plan, including where appropriate GMP, GCP and GLP (or similar standards).
5.4.
Deliverables. The Study Plan will set forth the deliverables to be provided by each Party in connection with the Development Activities. Without limiting the foregoing, with respect to each Fortis Clinical Study other than the UCSF Studies, Fortis will (a) provide to FibroGen all data (including all raw data), results, analyses and TFLs as soon as reasonably practicable after Fortis’s receipt thereof [*], and (b) use [*]. With respect to the UCSF Studies, Fortis will provide to FibroGen all data, results, TFLs and Clinical Study Reports received from UCSF pursuant to the applicable agreement with UCSF relating to the UCSF Study [*], and will [*] to cause UCSF to provide such data, results, TFLs and Clinical Study Reports [*], and consistent with UCSF’s obligation to provide such data, TFLs and Clinical Study Reports under the applicable agreement with UCSF. Without limiting the first sentence of this Section 5.4, with respect to any FibroGen Clinical Studies, FibroGen will (a) provide to Fortis all data (including all raw data), results, analyses and TFLs [*], and (b) use [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

5.5.
Subcontractors. Each Party may engage consultants, subcontractors or other vendors to perform activities under a Study Plan (each, a “Subcontractor”), provided that (a) Fortis will obtain FibroGen’s written consent prior to engaging any Subcontractor that is not identified in the then-current Study Plan as performing such activities, provided that all Subcontractors of Fortis [*], as set forth in Schedule 5.5, [*]; and (b) [*]. Each Party will ensure that it enters a written agreement with its Subcontractor that (i) is consistent with the provisions of this Agreement, including confidentiality and non-use obligations with respect to Confidential Information that are no less restrictive than the provisions of Article 10 and intellectual property ownership provisions consistent with Article 8, and (ii) does not [*]. FibroGen shall [*] and, subject to Section 11.7(d) and Section 11.7(e), such provision does not [*]. Each Party will be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 5.5 will not relieve the applicable Party of its obligations under this Agreement or the Study Plan and except as expressly provided in this Agreement, [*].
5.6.
Records. Each Party will maintain, and cause its Affiliates and Subcontractors to maintain, records of its Development Activities and Evaluation Activities under the Study Plan in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which will be complete and accurate in all material respects and will fully and properly reflect all work done, data and developments made, and results achieved.
5.7.
Progress Updates. [*] each Party will present an update to the JSC at each meeting of the JSC, on such Party’s progress under the Study Plan with respect to the performance of the Development Activities and Evaluation Activities [*], including a summary of any results and data generated by such Party under the Study Plan [*].
5.8.
Materials Transfer. To facilitate the conduct of activities under the Study Plan, each Party will provide any Materials required by the Study Plan to be transferred to the other Party. All Materials (a) will remain the sole property of the supplying Party, (b) will be used only in the fulfillment of the receiving Party’s obligations or exercise of rights under this Agreement, (c) will remain solely under the control of the receiving Party unless otherwise provided in the Study Plan, (d) will not be used or delivered by the receiving Party to or for the benefit of any Third Party (other than for use by a permitted Subcontractor for activities under the Study Plan) without the prior written consent of the supplying Party and (e) except with respect to any Materials provided for use in a Clinical Trial under this Agreement, will not be used in research or testing involving human subjects, unless expressly agreed by the supplying Party in writing. Except as expressly provided in this Agreement (including Section 5.10(c)), all Materials supplied under this Section 5.8 are supplied “as is,” with no warranties of fitness for a particular purpose, and must be used with prudence and appropriate caution in any experimental work, since not all of their characteristics may be known.
5.9.
Fortis Know-How Transfer. [*], Fortis will make available and deliver to FibroGen (or a designated Affiliate thereof) all Fortis Know-How in Fortis’s possession or control, and in the format and form such Fortis Know-How exists, that has not been previously provided under this Agreement, including for clarity, any Collaboration Know-How newly developed by or on behalf of Fortis that has not yet been made available or delivered to FibroGen, for use in accordance with the terms of FibroGen’s exclusive license under Section 4.1(a). To assist with the transfer of such Fortis Know-How, Fortis will make its personnel reasonably available to FibroGen and its designated Affiliates during normal business hours for the transfer of such Fortis Know-How. [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

5.10.
Manufacturing.
(a)
Fortis will use its existing inventory of Products as of the Effective Date (“Existing Inventory”) to supply all Products necessary to conduct the Fortis Clinical Studies and for any other purposes set forth in the Study Plan that is to be supplied from the Existing Inventory. Fortis will not use the Existing Inventory for any other purpose unless approved by the JSC. To the extent that the Existing Inventory is insufficient for the requirements of the Fortis Clinical Studies or any other Study Plan activities meant to be supplied from the Existing Inventory, then FibroGen will be responsible for supplying any additional Products required to meet such outstanding requirement (“Fortis Additional Product Requirement”) at its cost.
(b)
Within [*], the Parties will meet in good faith to discuss the establishment of a Third Party supply of Products to FibroGen meeting any quantity and quality requirements of the applicable Study Plan activities, meeting the necessary timeframe required by the Study Plan, and on commercially reasonable terms (whether using Fortis’s existing supplier of Products or another Third Party supplier) (“Third Party Source”). The Parties will use Commercially Reasonable Efforts to cooperate and establish a Third Party Source to FibroGen within the timelines and in the quantities set forth in the Study Plan, which efforts by Fortis will include, solely if requested by FibroGen: (i) Fortis entering into an amendment to one or more supply agreements [*] to permit FibroGen to order, and to oversee and authorize all aspects of CMC (including Manufacturing) with respect to, such Products or related components, packaging or labeling, as applicable, under such supply agreements, in order to meet FibroGen’s obligations under this Agreement [*], provided that [*] to meet FibroGen’s obligations under this Agreement, at FibroGen’s [*].
(c)
FibroGen will be responsible for the supply of any Products necessary for the FibroGen Clinical Studies, any Evaluation Activities under the Study Plan and the Fortis Additional Product Requirements, at its cost. All Products supplied by FibroGen pursuant to Fortis Additional Product Requirements (i) shall be manufactured in accordance with GMP and applicable specifications for such Products, shall not be adulterated or misbranded, and shall be free and clear of any liens or encumbrances, and (ii) shall otherwise comply with any quality agreement that the Parties may enter into with respect to the Products.
(d)
Fortis will use [*] to cause COI to assign the COI STA Agreement to Fortis [*].
Article 6
REGULATORY
6.1.
Responsibility. [*], each Party will prepare, file and maintain Regulatory Materials with respect to the Products, and will be solely responsible for managing further regulatory interactions with the Regulatory Authorities, to the extent such activities are allocated to such Party in the Study Plan (such Party, the “Responsible Party”). To the extent a Responsible Party is responsible for filing and maintaining Regulatory Materials or is responsible for interactions with Regulatory Authorities under this Agreement, but the other Party is legally responsible for such filings and maintenance or interactions under Applicable Law (including applicable regulatory rules), then such legally responsible Party will cooperate and assist the Responsible Party with such filings and maintenance or interactions as reasonably directed by the Responsible Party, [*]. The Responsible Party will provide the other Party with advance drafts of any material Regulatory Materials or correspondence it is responsible for, and that it plans to submit to the applicable Regulatory Authority, as such drafts are prepared and in all cases sufficiently in advance so as to afford the other Party a meaningful opportunity to review such Regulatory Materials or correspondence. The non-Responsible Party may provide comments regarding such Regulatory Materials or correspondence, prior to their submission, and the Responsible Party will consider any such comments in good faith. The Responsible Party will also provide the other Party with final copies of all Regulatory Materials that it submits to, and all material correspondence it receives from, a Regulatory Authority pertaining to the Products, [*] after such submission or receipt, [*]. Each Party will have the right to have at [*] representative attend all meetings (including the EOP1 Meeting and EOP2 Meeting, and other meetings by telephone), conferences and discussions between the other Party and the Regulatory Authorities pertaining to the Products to the extent permitted by each such Regulatory Authority.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

6.2.
Ownership. Ownership of all rights, title and interests in and to any and all Regulatory Materials for any Product, including all INDs (other than INDs for the UCSF Studies), will be held in the name of Fortis, provided that FibroGen may file INDs in its own name upon Fortis’s prior written approval. Each Party hereby grants to the other Party the right to reference such Party’s Regulatory Materials for the Product solely as necessary to develop, or obtain or maintain Regulatory Approval for, the Product.
6.3.
Pharmacovigilance. The Parties will cooperate with each other to ensure the reporting and handling of safety information involving the Products complies with Applicable Laws regarding pharmacovigilance and clinical safety. Prior to the submission of proposed protocols for a FibroGen Clinical Study, the Parties will negotiate in good faith and enter into a separate safety data exchange agreement which will define the pharmacovigilance responsibilities of the Parties (a “Safety Data Exchange Agreement”). The Safety Data Exchange Agreement will set forth responsibilities, guidelines and procedures for (i) the receipt, investigation, recording, review, communication, reporting and exchange between the Parties of adverse event reports, (ii) communication with Regulatory Authorities regarding adverse events, and (iii) the maintenance of a global safety database with respect to the Products. Notwithstanding anything to the contrary set forth in any such Safety Data Exchange Agreement, nothing will restrict either Party’s ability to take any action that it deems to be appropriate or necessary to comply with its obligations under Applicable Law.
6.4.
Recalls of Products. Each Party will promptly notify the other Party [*] upon making a determination that any event, incident, or circumstance has occurred that may result in the need for a recall, withdrawal, removal, or field alert of or concerning a Product. Prior to initiating any recall, withdrawal, removal, or field alert, the Parties will use [*] to consult with each other regarding the reasons for such action and the scope of activities to be conducted thereunder. Except as otherwise agreed by the Parties, [*]. Except as otherwise agreed by the Parties, [*].
6.5.
Clinical Holds. Each Party will notify the other Party [*], except that with respect to a UCSF Study, as soon as practicable after Fortis receives the applicable notice from UCSF) in the event that any Clinical Trial for a Product is suspended, placed on clinical hold, or terminated prior to completion as a result of any action by a Regulatory Authority, institutional review board, or ethics committee.
6.6.
Regulatory Audit. If a Regulatory Authority notifies a Party that it plans to conduct an inspection or audit of such Party’s facility or a Subcontractor of such Party (to the extent permitted under the applicable agreement with such Subcontractor) with regard to any Product, then such Party will notify the other Party [*] of such notification of such audit or inspection and provide such other Party with copies of any materials provided to it by the applicable Regulatory Authority, provided that the first Party will not be required to notify the other Party of audits or inspections that do not relate to any Product, except where such audits result in communications or actions of such Regulatory Authority which have an impact upon any Product. In addition, if a Regulatory Authority conducts an unannounced inspection or audit of a Party or a Subcontractor or such Party (to the extent permitted under the applicable agreement with such Subcontractor) with regard to any Product, then such Party will notify the other Party [*]. The inspected Party will cooperate, and will [*] to cause the applicable Subcontractor to cooperate, with such Regulatory Authority during such inspection or audit. Without limiting Section 6.1, following any such inspection or audit, (a) such Party will provide the other Party with a copy of any inspection or audit observations of such Regulatory Authority, [*] upon its receipt thereof, and copies of any other written communications received from Regulatory Authorities with respect to such inspections or audits (to the extent such written communications relate to any Product or the Manufacture thereof) in a timely manner after its receipt thereof, and (b) such Party will provide the other Party with a copy of any proposed response to any such observations or communications and will implement such other Party’s reasonable comments with respect to such proposed response. The inspected Party agrees to conform its activities under this Agreement to any commitments made in such a response.
6.7.
UCSF Data Use Agreement. Each Party will use [*] to enter the UCSF Data Use Agreement [*] (or if the Parties cannot enter such agreement [*], provided that [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Article 7
Payment
7.1.
Development Fees.
(a)
As compensation to Fortis for its costs and expenses with respect to the Fortis’s Development Activities under the Study Plan, FibroGen previously paid the following non-refundable, non-creditable amounts (“Development Fees”) to Fortis in accordance with the following schedule (the “Development Fee Schedule”) and in accordance with the process set forth in the Original Agreement:

Date	Development Fee Payment
[*]	$1,250,000
[*]	$1,250,000
[*]	$1,250,000
[*]	$1,250,000

(b)
For clarity, [*] unless agreed by the Parties in writing or expressly set forth in this Agreement.
7.2.
Other Costs. Except as provided in this Article 7 or otherwise expressly set forth in this Agreement, [*].
7.3.
Fortis In-License Payments. [*] the “Upstream Payments”). FibroGen will pay Fortis the amounts of any Upstream Payment [*].
7.4.
Taxes.
(a)
Cooperation and Coordination. The Parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate, and to the extent feasible and legal, minimize taxes payable with respect to their collaborative efforts under this Agreement and that they will use [*] to cooperate and coordinate with each other to achieve such objective.
(b)
Payment of Tax. Except as otherwise provided in this Section 7.4, a Party receiving a payment pursuant to this Article 7 will pay any and all income taxes levied on such payment. If Applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Article 7 and such taxes cannot be reduced or eliminated under an applicable tax treaty or otherwise, the remitting Party will (i) deduct those taxes from the payment; (ii) pay the taxes to the proper taxing authority; (iii) remit the remaining amount of such payment to the recipient, and (iv) promptly send evidence of the obligation together with proof of payment to the other Party following that payment.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
Tax Residence Certificate. A Party receiving a payment pursuant to this Article 7 will provide the remitting Party appropriate certification from relevant revenue authorities that such Party is a tax resident of that jurisdiction, if such receiving Party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. The paying Party shall use [*] to inform the Party receiving payment of any forms, certificates or other items necessary to do so and provide the payee a reasonable opportunity to provide such forms, certificate or other items. Upon the receipt thereof, any deduction and withholding of taxes will be made at the appropriate treaty tax rate.
(d)
Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Law. The Parties will cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.
(e)
Redomicile, Assignment or Sublicense. If a Party that owes a payment under this Agreement takes any action, including without limitation, redomiciling, assigning, or sublicensing its rights and obligations to any Person under this Agreement (including by an assignment of this Agreement as permitted under this Agreement) (each a “Withholding Tax Action”), and such Withholding Tax Action leads to the imposition or increase of withholding tax liability on a payment due to the other Party that would not have been imposed or increased in the absence of such Withholding Tax Action by the paying Party, then [*]. [*].
(f)
Indirect Taxes. Notwithstanding anything to the contrary in this Agreement, all amounts stated herein are exclusive of any transfer, documentary, sales, use, stamp, registration, value-added, goods and services tax or other similar tax (each an “Indirect Tax”). [*]. [*].
(g)
Foreign Derived Intangible Income. The Parties shall use [*] to provide, and to cause their respective Affiliates, subcontractors, sublicenses, customers, and applicable Third Parties to provide, any information and documentation reasonably requested by the other Party to obtain the benefits of (i) Section 250 of the Internal Revenue Code of 1986, as amended and the applicable Treasury Regulations and/or (ii) any new U.S. tax legislation enacted during the term of this agreement that could provide a material tax benefit to either Party.
Article 8
Intellectual Property Matters
8.1.
Ownership of Background IP. FibroGen will own and retain all of its rights, title and interests in and to the FibroGen Background IP and Fortis will own and retain all of its rights, title and interests in and to the Fortis Background IP, in each case subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.
8.2.
Collaboration IP; FibroGen Other Collaboration IP.
(a)
Collaboration IP. Regardless of inventorship, as between the Parties, [*]. To the extent any rights, title or interest in or to the Collaboration IP vests in FibroGen (other than through the grant of a license by Fortis), FibroGen will assign, and hereby assigns to Fortis all of its rights, title and interest in and to the Collaboration IP.
(b)
FibroGen Other Collaboration IP. As between the Parties, [*], and will retain all of its rights, title and interests therein and thereto, subject to any assignments, rights or licenses expressly granted by FibroGen to Fortis under this Agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
Inventorship. Except as provided under Section 8.2(a) and 8.2(b), the ownership of all other intellectual property rights will be based on inventorship. Inventorship under this Agreement will be determined in accordance with United States patent laws.
(d)
Disclosure; Assignment. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any new Fortis Background IP or Collaboration IP, or FibroGen Other Collaboration IP necessary to Exploit any Product or any Modified Product, under this Agreement. (i) Fortis will ensure that employees or agents of Fortis, its Affiliates and their Subcontractors that are conducting Development Activities have entered into employment or contracting agreements whereby their entire right, title and interest in and to Know-How and Patent Rights that are Collaboration IP has been assigned to Fortis as of the date of invention; and (ii) FibroGen will ensure that employees or agents of FibroGen, its Affiliates and their Subcontractors that are conducting activities under this Agreement have entered into employment or contracting agreements whereby their entire right, title and interest in and to Know-How and Patent Rights that are Collaboration IP or FibroGen Other Collaboration IP has been assigned to FibroGen as of the date of invention, in each case (i) and (ii) as is necessary to enable such Party to fully effect the ownership of such Collaboration IP and FibroGen Other Collaboration IP as provided for in Section 8.2(a) and Section 8.2(b). Each Party shall, and shall cause its Affiliates, employees, agents, and Subcontractors to, cooperate with such other Party and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect such other Party’s right, title and interest in and to Collaboration IP as set forth in Section 8.2(a).
8.3.
Data.
(a)
Collaboration Data. All data (including any raw data, clinical data, non-clinical data, and any related information, analyses, and reports as available), other than the FibroGen Other Collaboration Data, generated by or on behalf of either Party during the performance of Development Activities and Evaluation Activities under the Study Plan (“Collaboration Data”) will be solely owned by Fortis and will be deemed to be Collaboration Know-How.
(b)
FibroGen Other Collaboration Data. All data generated by or on behalf of FibroGen during the performance of Evaluation Activities under the Study Plan that is not specifically related to any of the Products or Modified Products (the “FibroGen Other Collaboration Data”) will be solely owned by FibroGen and will be deemed to be FibroGen Other Collaboration Know-How.
(c)
Disclosure. Each Party will regularly provide to the JSC a summary of all Collaboration Data and, solely with respect to FibroGen, any FibroGen Other Collaboration Data related to any of the Products or Modified Products, that was generated by or on behalf of such Party. Upon FibroGen’s request, Fortis will provide to FibroGen a copy of all Collaboration Data that is generated by or on behalf of Fortis that Fortis has not previously provided to FibroGen. FibroGen will provide to Fortis (i) all Collaboration Data and (ii) upon Fortis’s request, any FibroGen Other Collaboration Data related to any of the Products or Modified Products, in each case (i) and (ii) that was generated by or on behalf of FibroGen that FibroGen has not previously provided to Fortis. The Parties will mutually agree on an electronic transfer format for the data transfers under this Section 8.3(c).
8.4.
Prosecution of Patent Rights.
(a)
FibroGen Patent Rights. As between the Parties, FibroGen will have the sole right and authority to prepare, file, prosecute and maintain the FibroGen Background Patent Rights and the FibroGen Other Collaboration Patent Rights in the name of FibroGen on a worldwide basis at its sole discretion and expense.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b)
Fortis Patent Rights. [*], as between the Parties, [*] to prepare, file, prosecute and maintain the Fortis Patent Rights in the name of Fortis on a worldwide basis (including by timely making all filings and paying all fees required to be filed or paid in connection with the continued prosecution and maintenance of the Fortis Patent Rights), [*]; provided, however, that FibroGen will have the right to cease prosecution and maintenance of any Fortis Patent Right, subject to the last two sentences of this Section 8.4(b). FibroGen will provide Fortis an opportunity to review and comment on such efforts regarding the Fortis Patent Rights, including by promptly providing Fortis with a copy of all communications from or relating to any patent authority regarding such Fortis Patent Right, and by providing drafts of all material filings or responses to be made to such patent authorities and instructions relating thereto reasonably in advance and [*] to submitting such filings, responses or instructions (to the extent reasonably practicable) to give Fortis an opportunity to review and comment. FibroGen will consider all comments from Fortis in good faith regarding such communications and drafts and will consider all timely reasonable requests by Fortis for FibroGen to file one or more continuations, continuations-in-part, divisionals, national stage applications or direct applications in any country, include one or more additional jurisdictions among the jurisdictions in which FibroGen will seek to file (and thereafter prosecute and maintain) any Fortis Patent Right. Notwithstanding the foregoing, if FibroGen determines, in its sole discretion, to not file a patent application requested by Fortis or cease prosecution and maintenance of any Fortis Patent Right(s) that is being prosecuted or maintained by FibroGen, then FibroGen will provide Fortis with written notice of such determination within a period of time reasonably sufficient to allow Fortis to determine, [*] its interest in prosecuting and maintaining such Fortis Patent Right(s) (which notice by FibroGen will be given no later than [*] prior to the final deadline for any application filing, pending action or response that may be due with respect to such Fortis Patent Right(s) with the applicable patent authority). In the event Fortis provides written notice expressing its interest in prosecuting and maintaining such Fortis Patent Right(s), and (i) such Fortis Patent Right(s) shall be excluded in the license granted by Fortis to FibroGen under Section 4.1(a); and (ii) [*], to prepare, file, prosecute and maintain such Fortis Patent Right(s) [*]; provided that if FibroGen makes a decision to not file or continue the prosecution of a Fortis Patent Right based upon a good faith, bona fide rationale made for strategic reasons in the best interest of the Fortis Patent Right portfolio [*].
(c)
Cooperation in Prosecution. Each Party will provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts provided above in this Section 8.4, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below, at the cost of the Party requesting such assistance. In the case of inventions that are prosecuted by FibroGen pursuant to Section 8.4(b), such cooperation will include, in response to requests by FibroGen, cooperation in providing Know-How Controlled by Fortis relating to such Patent Rights to the extent necessary for the preparation, filing and maintenance of such Patent Rights.
(i)
As used herein, “prosecution” of such Patent Rights will include all communication and other interaction with inside or outside patent counsel, any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.
(ii)
All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Patent Rights under this Agreement, including copies of any draft or final documents or any communications received from or sent to outside patent counsel, patent offices or patenting authorities with respect to such Patent Rights, will be considered Confidential Information and subject to the confidentiality provisions of Article 10. In addition, the Parties acknowledge and agree that, with regard to the preparation, filing, prosecution or maintenance of the Patent Rights under this Agreement, the interests of the Parties are aligned and are legal in nature. The Parties further acknowledge and agree that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Patent Rights, including privilege under the common interest doctrine and similar or related doctrines.
(iii)
Each Party acknowledges that the other Party does not guarantee the issuance, validity or enforceability of any Patent Rights or any claim resulting from its efforts under this Section 8.4.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

8.5.
CREATE Act. Notwithstanding anything to the contrary in this Article 8, no Party will have the right to make an election under the CREATE Act when exercising its rights under this Article 8 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.
8.6.
Unitary Patent System. FibroGen will have the first right to opt in or opt out of the EU Unitary Patent System for all Fortis Patent Rights. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted in to the EU Unitary Patent System with respect to a given Patent Right, the other Party will not initiate any action under the EU Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.
8.7.
Infringement of Patents by Third Parties.
(a)
Notification. Each Party will promptly notify the other Party in writing of any existing, alleged or threatened (i) infringement of the Fortis Patent Rights or (ii) misappropriation of Fortis Know-How (“Fortis IP Infringement”) of which it becomes aware, and will provide all information in such Party’s possession or control demonstrating such Fortis IP Infringement.
(b)
Infringement of Fortis Patent Rights.
(i)
FibroGen will have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened Fortis IP Infringement (a “Fortis IP Infringement Action”), subject to the terms of this Section 8.7(b).
(ii)
FibroGen will notify Fortis of its election to undertake or not to undertake a Fortis IP Infringement Action in accordance with Section 8.7(b)(i) within the earlier of: (x) [*]. In the event FibroGen elects not to or otherwise fails to undertake a Fortis IP Infringement Action within the applicable time period set forth in the immediately preceding sentence, Fortis will have the right, but not the obligation, to undertake a Fortis IP Infringement Action against the Third Party perpetrating the Fortis IP Infringement. If one Party elects to take a Fortis IP Infringement Action in accordance with this Section 8.7(b)(ii) (the “Fortis Patent Enforcing Party”), then it will take such Fortis IP Infringement Action at its expense; provided that the other Party (the “Fortis Patent Non-Enforcing Party”) will have the right, prior to commencement of the Fortis IP Infringement Action, to join any such Fortis IP Infringement Action [*]; and provided further, that if FibroGen makes a decision to not undertake a Fortis IP Infringement Action upon a good faith, bona fide rationale for strategic reasons in the best interest of the Fortis Patent Right portfolio [*].
(iii)
The Fortis Patent Non-Enforcing Party will provide to the Fortis Patent Enforcing Party reasonable assistance in undertaking any Fortis IP Infringement Action, [*] including joining such Fortis IP Infringement Action as a party plaintiff if required by Applicable Law to pursue such Fortis IP Infringement Action. The Fortis Patent Enforcing Party will keep the Fortis Patent Non-Enforcing Party regularly informed of the status and progress of its efforts with respect to the applicable Fortis IP Infringement Action, will reasonably consider the Fortis Patent Non-Enforcing Party’s comments on any such efforts, and will obtain Fortis Patent Non-Enforcing Party’s consent in any important aspects of such Fortis IP Infringement Action, including determination of litigation strategy and filing of important papers to the competent court, which consent will not be unreasonably withheld, delayed or conditioned.
(iv)
The Fortis Patent Non-Enforcing Party will be entitled to separate representation by counsel of its own choice and at its own expense, subject to the first sentence of clause (iii) above.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(v)
The Fortis Patent Enforcing Party will not settle any Fortis IP Infringement Action without the prior written consent of the Fortis Patent Non-Enforcing Party, which consent will not be unreasonably withheld, delayed or conditioned.
(vi)
Subject to the first sentence of clause (iii) above, [*].
(c)
Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit or action brought under Section 8.7(b), or any royalties or other payments from a license agreement with a Third Party related to any alleged infringement of a Fortis Patent Right, [*].
(d)
Infringement of FibroGen Patent Rights. As between the Parties, FibroGen will have the sole right and authority to bring a suit or take other action against any Third Party engaged in any existing, alleged or threatened infringement of the FibroGen Background Patent Rights and the FibroGen Other Collaboration Patent Rights on a worldwide basis at its sole discretion and expense.
8.8.
Infringement of Third Party Rights.
(a)
Notification. If the manufacture, use, import or sale of any Product or Modified Product becomes the subject of a claim or assertion of infringement of a Third Party’s Patent Right or misappropriation of a Third Party’s Know-How, then the Party first having notice of the claim or assertion will promptly notify the other Party, the Parties will agree on and enter into an “identity of interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties will promptly meet to consider the claim or assertion and the appropriate course of action.
(b)
Defense. FibroGen will have the first right, but not the obligation, to defend any such Third Party claim or assertion of infringement or misappropriation of a Patent Right or Know-How as described in Section 8.8(a) above, [*]. If FibroGen does not commence actions to defend such claim within [*] to Fortis as required by Section 8.8(a)), then Fortis will have the right, but not the obligation, to control the defense of such claim by counsel of its choice, [*]. The non-defending Party will, at the defending Party’s expense, reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney.
(c)
Settlement; Licenses. Neither Party will enter into any settlement of any claim described in this Section 8.8 that affects the other Party’s rights or interests with respect to any Product or Modified Product without such other Party’s written consent, which consent will not be unreasonably withheld, delayed or conditioned. Each Party will have the right to decline to defend or to tender defense of any such claim to the other Party upon reasonable notice, including if the other Party fails to agree to a settlement that such Party proposes. In the event that it is determined by any court of competent jurisdiction that the Exploitation of a Product as it exists [*] infringes or misappropriates, or either Party reasonably determines that such activities are likely to infringe or misappropriate, any Patent Right, copyright, trademark, data exclusivity right or Know-How of any Third Party, upon either Party’s request, the Parties will use [*] to: (i) procure from such Third Party, [*], a license authorizing the Parties to continue to conduct such activities; or (ii) modify such activities so as to render them non-infringing or non-misappropriating, in each case ((i) and (ii)) subject to the Parties’ consent rights with respect to settlements as set forth in the first sentence of this Section 8.8.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

8.9.
Patent Oppositions and Other Proceedings.
(a)
Third-Party Patent Rights. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, inter partes review, post-grant review, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that covers or might cover any Product or Modified Product, or the use, sale, offer for sale or importation of any Product or Modified Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 8.8, in which case the provisions of Section 8.8 will govern), such Party will so notify the other Party and the Parties will promptly confer to determine whether to bring such action or the manner in which to settle such action. Neither Party will commence any such proceeding without the prior written consent of the other Party. In the event that a Party commences any proceeding pursuant to this Section 8.9(a), the commencing Party will provide the other Party a reasonable opportunity to review and comment on the commencing Party’s activities with respect to such proceeding, including by promptly providing the other Party with a copy of all communications from or relating to any patent authority with respect to such proceeding, and by providing drafts of all filings or responses to be made to such patent authorities and instructions relating thereto reasonably [*] to submitting such filings, responses or instructions to give the other Party an opportunity to review and comment. The commencing Party will reasonably consider all reasonable comments from the other Party in good faith regarding such communications and drafts and will comply with any timely reasonable requests by the other Party to the commencing Party with respect to such proceeding.
(b)
Parties’ Patent Rights. If any Fortis Patent Right becomes the subject of any proceeding commenced by a Third Party in connection with an inter partes review, post-grant review, opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 8.8, in which case the provisions of Section 8.8 will govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent Right as set forth in Section 8.4 hereof, [*]. If such Party decides that it does not wish to defend against such action, then the other Party [*]; provided, that if FibroGen is the Party filing, preparing, prosecuting and maintaining such Patent Right and makes a decision to not defend such action upon a good faith, bona fide rationale for strategic reasons in the best interest of the Fortis Patent Right portfolio [*]. The controlling Party will permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own counsel in such proceeding, [*]. Without limiting the foregoing, the controlling Party will provide the non-controlling Party a reasonable opportunity to review and comment on the controlling Party’s activities with respect to such proceeding, including by promptly providing the non-controlling Party with a copy of all communications from or relating to any patent authority or court with respect to such proceeding, and by providing drafts of all filings or responses to be made to such patent authorities and instructions relating thereto [*] to submitting such filings, responses or instructions to give the non-controlling Party an opportunity to review and comment. The controlling Party will implement all reasonable comments from the non-controlling Party regarding such communications and drafts and will comply with any timely reasonable requests by the non-controlling Party to the controlling party with respect to such proceeding.
Article 9
REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1.
Mutual Representations, Warranties and Covenants. Each of the Parties hereby represents and warrants, as of the Effective Date, and covenants, as applicable, to the other Party that:
(a)
Organization. As of the Effective Date, it is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b)
Binding Agreement. As of the Effective Date, this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).
(c)
Authorization. As of the Effective Date, the execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Laws or Judgment presently in effect applicable to such Party.
(d)
No Further Approval. As of the Effective Date, it is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (except for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Products as contemplated hereunder).
(e)
No Inconsistent Obligations. As of the Effective Date, it is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.
(f)
Non-Contravention Covenant. During the Term, neither Party nor its Affiliates will grant any right to any Third Party that would conflict with the rights granted to the other Party hereunder.
(g)
Compliance with Applicable Law. Each Party will perform its obligations and conduct its assigned activities under this Agreement (including under the Study Plan) in compliance with Applicable Law.
9.2.
Additional Representations, Warranties and Covenants of Fortis. Fortis represents and warrants, [*] except as set forth on Schedule 9.2, and covenants to FibroGen as set forth in Sections 9.2(h), 9.2(r) and 9.2(s), that:
(a)
With the exception of Fortis Know-How licensed to Fortis on a non-exclusive basis pursuant to the UCSF License or any other agreement to which Fortis is a party and pursuant to which Fortis is granted any non-exclusive license or other rights ancillary to the provision of services by any Third Party, Fortis is the sole and exclusive owner or exclusive licensee of the Fortis IP existing [*], and [*] all of such Fortis IP is free and clear of any liens, charges and encumbrances (except for non-exclusive licenses or right to use such Fortis IP granted to an academic collaborator or clinical site for research, education and patient care purposes), and, [*], neither any license granted by Fortis or its Affiliates to any Third Party, nor any agreement between any Third Party and Fortis or its Affiliates, conflicts with the licenses or other rights granted to FibroGen hereunder in any material respect and Fortis is entitled to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant to FibroGen under this Agreement. [*] without any obligation to conduct any investigation, no (i) Affiliate of Fortis that is not a Controlled Affiliate or (ii) any portfolio company of an investor of Fortis that is an Affiliate of Fortis, in each case ((i) and (ii)) controls any Patent Rights or Know-How that are necessary to (A) Develop the Products [*] as contemplated under the Study Plan, or (B) to make, use, sell, offer for sale or import the Products as existing [*].
(b)
Fortis has disclosed to FibroGen in Schedule 9.2(b) all Fortis Patent Rights existing [*] and such disclosure indicates whether each such Patent Right is owned by Fortis or licensed by Fortis from a Third Party and if so licensed, identifies the licensor or sublicensor from which the Patent Rights is licensed and Fortis has provided FibroGen with a true and complete copy of each such license agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
The Fortis Patent Rights existing [*] are subsisting and, [*], are, or upon issuance, will be, valid and enforceable patents, and [*], no Third Party has challenged in writing the extent, validity or enforceability of such Patent Rights (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority).
(d)
[*], no Third Party is infringing or threatening to infringe any of the Fortis Patent Rights or misappropriating or threatening to misappropriate any Fortis Know-How, in each case, [*].
(e)
[*], Fortis and its licensors of Fortis Background Patent Rights necessary or useful to Exploit the Products [*] have complied with all Applicable Laws in material respects, including any material disclosure requirements of the United States Patent and Trademark Office under 37 C.F.R. §§1.97-1.98 or any analogous foreign Governmental Authority, in connection with the prosecution and maintenance of the Fortis Patent Rights existing [*] necessary or useful to Exploit the Products as existing as of the Effective Date (but excluding any Fortis Background Patent Rights licensed to Fortis on a non-exclusive basis ancillary to the provision of services by any Third Party), and has timely paid all filing and renewal fees payable with respect to any such Patent Rights for which it controls prosecution and maintenance.
(f)
Fortis has obtained assignments from the inventors of all inventorship rights relating to the Fortis Patent Rights owned or purported to be owned by Fortis, and all such assignments of inventorship rights relating to such Patent Rights are valid and enforceable.
(g)
Except for the Fortis In-Licenses, there is no agreement that is in effect between Fortis or any of its Controlled Affiliates and any Third Party pursuant to which Fortis or its Controlled Affiliate has acquired Control of any of the Fortis Background IP necessary or useful to Exploit the Products. All Fortis In-Licenses are in full force and effect. Fortis has provided true and complete copies of all such Fortis In-Licenses to FibroGen. [*], neither Fortis nor its Affiliates nor the Third Party licensor in a Fortis In-License is in material breach of, or in default with respect to a material obligation under, such Fortis In-License and neither such party has claimed or [*], has grounds upon which to claim that the other party is in material breach of, or in default with respect to a material obligation under, any Fortis In-License.
(h)
[*], Fortis will maintain and not breach, and will cause its Affiliates to maintain and not breach, any Fortis In-License, provided that Fortis shall not be responsible or liable for any breach to the extent caused by any act or omission of FibroGen or any of its Affiliates or Subcontractors. Fortis will promptly notify FibroGen in writing of any material breach by Fortis or its Affiliate or a Third Party of any Fortis In-License, and will promptly notify FibroGen in writing if Fortis or its Affiliate sends or receives a notice of material breach of any Fortis In-License, and in the event of a breach by Fortis or its Affiliate, will permit FibroGen to cure such breach on Fortis’s or its Affiliate’s behalf upon FibroGen’s request. Fortis will not, and will cause its Affiliates not to, amend, modify or terminate any Fortis In-License in a manner that would materially and adversely affect FibroGen’s rights hereunder without first obtaining FibroGen’s written consent, which consent may be withheld in FibroGen’s sole discretion.
(i)
Other than the UCSF License, Fortis does not owe and will not owe any royalties or milestone payments to any Person in consideration for any license or right to use any intellectual property owned by such Person; and (ii) Fortis does not receive any amounts, including royalties, from anyone with respect to any Fortis IP.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(j)
Fortis and its Affiliates have taken, and have obligated their Subcontractors to take, commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Fortis Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute written agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Fortis Know-How) and, [*], such Fortis Know-How has not been used or disclosed to any Third Party except pursuant to such confidentiality agreements and there has not been a material breach to such confidentiality agreements by any party to such confidentiality agreements.
(k)
Other than the Patent Rights licensed to Fortis pursuant to the UCSF License, no Fortis Patent Rights existing as of the Effective Date is subject to any funding agreement with any government or governmental agency.
(l)
[*], (i) the making, using, offering for sale, selling or importing of a Product and (ii) the performance of the Development Activities under the Study Plan, in each case ((i) and (ii)), does not infringe or misappropriate any issued Patent Right or Know-How of any Third Party or, if and when issued, any claim within any patent application of any Third Party.
(m)
Fortis and its Affiliates have conducted, and their respective Subcontractors and consultants have conducted, all Development of the Products prior to the Effective Date in accordance with Applicable Laws in all material respects. No Clinical Trials or nonclinical studies conducted by or on behalf of Fortis with respect to any Product has been placed on clinical hold, suspended or terminated prior to completion, and [*], no Regulatory Authority has any reasonable grounds for such action.
(n)
The Manufacture of the Products by or on behalf of Fortis, including all Existing Inventory, has been conducted in accordance with Applicable Laws, including GMP to the extent applicable, and no Products have been adulterated, or misbranded. Neither Fortis nor any of its Affiliates or Subcontractors has received any written warning letters, untitled letters, FDA Form 483s, written notices of violation, or other written communications or notices from any Regulatory Authorities that allege a failure to comply with Applicable Laws. [*], no Regulatory Authority has commenced, or threatened to initiate, any action against Fortis or any of its Affiliates or Subcontractors that would enjoin or place restrictions on the Products or prevent Fortis from fulfilling its obligations under this Agreement.
(o)
Fortis has made available to FibroGen in the Virtual Data Room, all Regulatory Materials, Fortis Know-How and other information in its possession as of the Effective Date regarding or related to the Products.
(p)
Fortis has made available to FibroGen in the Virtual Data Room, material adverse information with respect to the safety and efficacy of the Products in Fortis’ possession as of the Effective Date.
(q)
[*] there are no written judgments or settlements against or owed by Fortis or its Affiliates or, [*], pending or threatened claims or litigation, in either case relating to the Fortis IP.
(r)
[*] Fortis will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who (i) has been convicted of a criminal offense related to Applicable Law; (ii) is currently listed by a Regulatory Authority as debarred, excluded or otherwise ineligible for participation in federally or state funded health care programs; or (iii) is currently proposed for debarment, exclusion, or other ineligibility for participation in federally or state funded health care programs.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(s)
[*] Fortis and its Affiliates will not, directly, or indirectly, with or through any Third Party, (i) conduct any activities (including any research, development, manufacturing or commercialization activities) with respect to any Products, Modified Products, or any other derivatives of the Products, except with respect to any activities allocated to Fortis in the Study Plan, (ii) assign or transfer or otherwise encumber its rights, or grant a license [*] or option to any Third Party, under Fortis IP, or (iii) in-license or otherwise acquire any rights to intellectual property of a Third Party, in each case ((i)-(iii)), [*].
9.3.
Additional Representations, Warranties and Covenants of FibroGen. FibroGen represents and warrants, as of the Effective Date, and covenants to Fortis, as applicable, that:
(a)
During the Term, FibroGen will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who (i) has been convicted of a criminal offense related to Applicable Law; (ii) is currently listed by a Regulatory Authority as debarred, excluded or otherwise ineligible for participation in federally or state funded health care programs; or (iii) is currently proposed for debarment, exclusion, or other ineligibility for participation in federally or state funded health care programs.
9.4.
No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 9, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES UNDER THIS AGREEMENT, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENT RIGHTS.
Article 10
Confidentiality
10.1.
Nondisclosure. Each Party agrees that, [*] a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) will, except with express written consent of the other Party: (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except to exercise its rights or perform its obligations under this Agreement (it being understood that this Section 10.1 will not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information will survive [*].
10.2.
Exceptions. The obligations in Section 10.1 will not apply with respect to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can show by competent evidence:
(a)
is publicly disclosed by the disclosing Party, either before or after it is disclosed to the receiving Party hereunder;
(b)
is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s contemporaneous business records;
(c)
is subsequently disclosed to the receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that is not bound by a similar duty of confidentiality or restriction on its use;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(d)
is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party or any of its Affiliates, generally known or available, either before or after it is disclosed to the receiving Party; or
(e)
is independently discovered or developed by or on behalf of the receiving Party or any of its Affiliates without the use of Confidential Information belonging to the disclosing Party.
10.3.
Authorized Disclosure. The Receiving Party may disclose Confidential Information of the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:
(a)
filing or prosecuting Patent Rights as permitted by this Agreement;
(b)
submitting Regulatory Materials and obtaining Regulatory Approvals for a Product as permitted by this Agreement;
(c)
prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;
(d)
complying with Applicable Law or a valid order by a court or other Governmental Authority; provided that the receiving Party shall give the disclosing Party prompt written notice of such required disclosure, and shall use commercially reasonable efforts to assist the disclosing Party to seek confidential treatment or to otherwise limit such disclosure, and shall limit the disclosure to only that portion of the Confidential Information required to comply with such Applicable Law or order; or
(e)
(i) to its Affiliates or Subcontractors or prospective Subcontractors, directors, officers, employees, consultants, agents and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, (ii) to its equityholders, lenders, insurers or investors existing [*] for the sole purpose of evaluating the Receiving Party’s business, but only, in the case of Fortis, to the extent required by contractual agreements between Fortis and its equityholders or investors that exist [*], or (iii) to its potential or new equityholders or investors [*] for the sole purpose of evaluating the Receiving Party’s business; provided, however, that, in each of the above situations, the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 10.3(e) to treat such Confidential Information as required under this Article 10, and such Persons, prior to disclosure, must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this Article 10.

If and whenever any Confidential Information of the disclosing Party is disclosed in accordance with this Section 10.3, such disclosure will not cause any such information to cease to be Confidential Information of the disclosing Party except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clauses (a) through (d) of this Section 10.3, it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure.

10.4.
Confidential Information of Both Parties. The Parties acknowledge that (a) this Agreement and all of the respective terms of this Agreement will be treated as Confidential Information of both Parties, (b) the Fortis Background Know-How will be treated as Confidential Information of Fortis, (c) the FibroGen Other Collaboration Know-How will be treated as Confidential Information of FibroGen, and (d) (i) [*], the Collaboration Know-How will be treated as Confidential Information of both Parties, and (ii) [*], the Collaboration Know-How will be treated as Confidential Information of Fortis.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

10.5.
Publicity. On a date mutually agreed by the Parties, the Parties will jointly issue the press release set forth in Schedule 10.5 regarding the signing of this Agreement. Except (a) as set forth in the preceding sentence and (b) as set forth in Section 10.6, neither Party will make any public announcement regarding this Agreement or activities hereunder without the prior written approval of the other Party.
10.6.
Securities Filings. Notwithstanding anything to the contrary in this Article 10, in the event either Party believes in good faith that it is required by Applicable Law to file with the Securities and Exchange Commission, the securities regulators of any state or other jurisdiction, or any applicable securities exchange a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, such Party will notify the other Party of its intention to make such filing and will provide the other Party with a copy of relevant portions of the proposed filing [*], including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related Agreements between the Parties. The Party making such filing will cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party requests be kept confidential or otherwise afforded confidential treatment, and will only disclose Confidential Information of the other Party that it is reasonably advised by outside counsel is legally required to be disclosed. No such notice will be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by either Party in accordance with this Section 10.6 or otherwise approved by the other Party.
10.7.
Relationship to Confidentiality Agreement. Without limiting Section 14.11, this Agreement supersedes the CDA, and all “Confidential Information” (as defined in the CDA) of a Party or its Affiliates disclosed pursuant to the CDA will be deemed such Party’s Confidential Information under this Agreement.
10.8.
Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 10. In addition to all other remedies, a Party will be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 10, without any requirement that such Party (a) post a bond or other security as a condition for obtaining any such relief or (b) prove irreparable harm or inadequacy of monetary damages as a remedy.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

10.9.
Return of Confidential Information. Upon the termination of this Agreement, the Receiving Party will return to the Disclosing Party all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof). In addition, the Receiving Party will use reasonable efforts to destroy: (a) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party. Alternatively, at the election of the Receiving Party, upon such termination, the Receiving Party will destroy all Confidential Information of the Disclosing Party in its possession (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party, and will provide written certification of such destruction to the Disclosing Party. Nothing in this Section 10.9 will require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided, however, that the Receiving Party will continue to be bound by its obligations of confidentiality and other obligations under this Article 10 with respect to any Confidential Information contained in such archival tapes or other electronic back-up media. Any requested destruction of Confidential Information will be certified in writing to the Disclosing Party. Notwithstanding the foregoing, (i) the Receiving Party will be permitted to retain as many copies of the Disclosing Party’s Confidential Information solely as required by Applicable Law in a secure location for its archival files solely for the purpose of monitoring compliance with applicable confidentiality obligations pursuant to this Agreement and (ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents solely to the extent reasonably required (x) to comply with Applicable Law and regulatory requirements; (y) to exercise the rights and licenses of the Receiving Party expressly surviving termination of this Agreement; and (z) to perform the obligations of the Receiving Party expressly surviving termination of this Agreement. Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party will continue to be bound by its obligations of confidentiality and other obligations under this Article 10.
Article 11
Term and Termination
11.1.
Term. This Agreement will become effective as of the Effective Date and will continue in full force and effect until the earliest to occur of:
(a)
[*];
(b)
[*]; and
(c)
[*];

and such term, the “Term”.

11.2.
Termination without Cause by FibroGen. FibroGen may terminate this Agreement in its entirety without cause [*] notice thereof to Fortis.
11.3.
Termination for Material Breach.
(a)
Either Party (the “Non-Breaching Party”) may terminate this Agreement in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [*] of written notice of such breach by the Breaching Party from the Non-Breaching Party (the “Cure Period”).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b)
If the Parties reasonably and in good faith disagree as to whether there has been a material breach, either Party may trigger the dispute resolution procedures described in Article 12. Notwithstanding anything to the contrary contained in Section 11.3(a), the Cure Period for any material breach that is subject to a reasonable good faith Dispute [*], and it is understood and acknowledged that, while the resolution of such Dispute is pending, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations under this Agreement.
11.4.
Termination for Bankruptcy.
(a)
Either Party may terminate this Agreement upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed [*].
(b)
All rights and licenses granted by Fortis to FibroGen under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the United States (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) will perform all of the obligations in this Agreement intended to be performed by such Party. All rights, powers and remedies of the non‑bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. The Parties acknowledge and agree that the licenses hereunder are fully prepaid and that any payments made hereunder do not (i) constitute royalties within the meaning of Section 365(n) of the United States Bankruptcy Code or any analogous provisions in any other country or jurisdiction or (ii) relate to licenses of intellectual property hereunder.
11.5.
Restrictions upon Termination. Notwithstanding anything to the contrary in this Agreement, Fortis may not terminate this Agreement for any reason upon FibroGen’s exercise of the Option pursuant to the Option and Merger Agreement until this Agreement expires in accordance with Section 11.1.
11.6.
FibroGen Option to Continue In-Lieu of Termination. If FibroGen has the right to terminate this Agreement under Section 11.3 for Fortis’s uncured material breach of its obligations to perform any of the Development Activities allocated to Fortis in accordance with Section 5.2 (for clarity, after FibroGen has provided notice of such material breach in accordance with Section 11.3 and Fortis has failed to cure such material breach during the applicable Cure Period, subject to Section 11.3(b)), FibroGen may, by notice in writing to Fortis, elect to not exercise such right and instead elect to continue this Agreement under this Section 11.6, whereupon this Agreement will continue in full force and effect except as follows:
(a)
FibroGen will have the right to elect to perform any or all such Development Activities previously allocated to Fortis under the then-current Study Plan (the “Fortis Development Activities”). If FibroGen elects to perform any such Fortis Development Activities, Fortis will cooperate with FibroGen to transfer all such Fortis Development Activities to FibroGen, or to the extent such transfer is not feasible, will cooperate with FibroGen in the performance of such Fortis Development Activities at FibroGen’s reasonable direction.
(b)
[*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
FibroGen’s representatives in the JSC will have [*] decision-making authority in the JSC with respect to such Fortis Development Activities, [*].
(d)
[*].
11.7.
Effects of Termination. If this Agreement expires or is terminated, the following terms will apply to this Agreement:
(a)
The licenses granted to FibroGen and Fortis under Section 4.1 will terminate, and Fortis will grant, and hereby grants, to FibroGen a non-exclusive, worldwide, fully-paid up, royalty-free, sublicensable, license under the Fortis IP, solely to the extent necessary to perform any obligations of FibroGen surviving the expiration or termination of this Agreement, including under this Section 11.7.
(b)
The Parties will comply with their obligations under Section 10.9 with respect to Confidential Information.
(c)
If this Agreement expires or is terminated [*] prior to the occurrence of the Closing (as defined under the Option and Merger Agreement) of the Merger, then FibroGen will grant, and hereby grants, to Fortis a non-exclusive, worldwide, fully-paid up, royalty-free, sublicensable (through multiple tiers), transferrable, irrevocable, perpetual license under the FibroGen Other Collaboration IP necessary to Exploit any Product or any Modified Product, solely to Exploit any Product or Modified Product.
(d)
[*].
(e)
Except if [*], FibroGen will, [*], (i) promptly wind down its remaining Development Activities under the Study Plan [*], or, (ii) upon Fortis’s request within [*], transfer the remaining Development Activities allocated to FibroGen under the Study Plan to Fortis, which transfer will include, upon Fortis’s request, a technology transfer of any Collaboration IP developed by or on behalf of FibroGen; provided that in the event that a FibroGen Clinical Study has already been initiated and is ongoing as of the effective date of termination (“Ongoing Clinical Study”), (A) FibroGen’s wind down obligations under clause [*]. FibroGen will notify Fortis of the [*] within [*] which notice will be accompanied by reasonable supporting details. [*]. For clarity, [*].
(f)
Except if [*], if FibroGen has initiated any Fortis IP Infringement Action in accordance with Section 8.7(b) or any defense of any action in accordance with Section 8.9(b), and such Fortis IP Infringement Action or defense action is ongoing at the effective date of termination of this Agreement, then the Parties shall agree in good faith on a transfer plan for FibroGen to transfer all control of such Fortis IP Infringement Action or defense action to Fortis, at FibroGen’s sole cost, and FibroGen will continue to pay for all costs and expenses set forth in such transfer plan that are reasonably incurred in connection with such Fortis IP Infringement Action or defense action, including attorneys’ fees, [*].
(g)
Except if [*], [*].
(h)
Except if [*], FibroGen will provide all Collaboration Data (including all data generated in connection with any and all FibroGen Clinical Studies) in FibroGen’s possession that it has not already provided to Fortis [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(i)
Except if [*], FibroGen will, upon Fortis’s request, transfer to Fortis all inventory of Products, and all documentation relating to the Manufacture (including documentation relating to the quality and warranty) for such Products, that are in its possession, within a reasonable time following the effective date of termination; provided that (A) all Products transferred to Fortis for the conduct of any Ongoing Clinical Study in accordance with the then-effective protocol therefor [*]; and (B) with respect to any remaining inventory of Products transferred to Fortis, (1) such inventory shall be transferred to Fortis at no cost to Fortis if this Agreement is terminated by Fortis pursuant to Section 11.3, and (2) [*].
(j)
FibroGen will, [*], transfer to Fortis all copies of Regulatory Materials (including drafts or portions thereof) relating to the Products or Modified Products; [*].
(k)
FibroGen will, [*], transfer to Fortis all necessary files related to the prosecution of Fortis Patent Rights in FibroGen’s possession and shall take all actions and execute all documents reasonably necessary for Fortis to assume the prosecution of such Fortis Patent Rights.
11.8.
Consequences of Consummation of the Merger. Notwithstanding anything to the contrary in this Agreement, in the event the Merger is consummated in accordance with the terms of the Option and Merger Agreement, then this Agreement will terminate [*].
11.9.
Remedies. Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder [*], nor prejudice either Party’s right to obtain performance of any obligation which accrued hereunder [*]. Each Party will be free, pursuant to Article 12, to seek, without restriction as to the number of times it may seek, damages, costs and remedies that may be available to it under Applicable Law or in equity.
11.10.
Survival. Section 7.1 (solely as set forth in Section 11.7(g)), Section 7.4, Section 8.1, Section 8.2(a) to (c), Section 8.3(a) and (b), Section 8.4(a), Section 9.4, Article 10, Section 11.7, Section 11.9, Section 11.10, Article 12, Article 13 and Article 14, and any applicable definitions of any capitalized terms set forth in Article 1, will survive termination or expiration of this Agreement for any reason.
Article 12
Dispute Resolution
12.1.
Disputes.
(a)
Objective. The Parties recognize that disputes, controversies or claims arising out of or relating to this Agreement, or the interpretation, breach, termination or invalidity hereof or thereof (each a “Dispute” and collectively, “Disputes”), may from time to time occur during the Term. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes occurring with respect to this Agreement in an expedient manner by mutual cooperation and without resorting to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 12 if and when a Dispute occurs with respect to this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, with respect to any matter under this Agreement, if this Agreement expressly provides that such matter is subject to a Party’s sole discretion or to a Party’s sole or final decision-making authority (pursuant to Section 3.2(d) or otherwise), such matter will not be subject to dispute resolution under this Article 12, but may be finally determined by such Party in accordance with the terms of this Agreement.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b)
Escalation. With respect to any Dispute under this Agreement, other than any Dispute relating to the scope, validity or enforceability of a Fortis Patent Right (which may only be determined in accordance with Section 12.2 hereof), either Party (the “Complaining Party”) may present such Dispute for resolution [*] (collectively, the “Executive Officers”) by providing a dispute notice (the “Dispute Notice”) to Executive Officers and the other Party. The Dispute Notice will concisely set forth the Dispute, the Parties’ respective positions, and the specific relief requested. Within [*], the Party receiving the Dispute Notice will provide a concise written response (the “Response”) to such Dispute Notice to Executive Officers and the Complaining Party. Executive Officers will attempt to resolve such Dispute [*] by Executive Officers of the Response. If the Executive Officers cannot resolve a Dispute within [*], then the Parties will be entitled to exercise any right or remedy available to it either at law or in equity; provided that any suit, action or other proceeding arising out of this Agreement will be brought exclusively in a court of competent jurisdiction, federal or state, located in the [*], and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.
12.2.
Determination of Disputes Relating to Patents. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Rights or trademark relating to the Products that are the subject of this Agreement will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or trademark rights were granted or arose.
12.3.
[*].
12.4.
Equitable Relief. Notwithstanding anything in this Agreement to the contrary, a Party may at any time seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the resolution efforts of the Executive Officers or an arbitrator on the ultimate merits of any Dispute.
12.5.
Confidentiality. Any activities related to escalation of Disputes to Executive Officers under Section 12.1, including any and all proceedings and decisions under Section 12.1(b) will be deemed Confidential Information of each of the Parties, and will be subject to Article 10.
Article 13
INDEMNIFICATION
13.1.
Indemnification by FibroGen. FibroGen hereby agrees to defend, indemnify and hold harmless Fortis and its Controlled Affiliates and each of their respective directors, officers, employees, agents and representatives (each, a “Fortis Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses or loss, including reasonable legal expense and attorneys’ fees (collectively, the “Losses”), to which any Fortis Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: [*]; except, with respect to each of subsections (i) through (iv) above, to the extent such Losses (x) arise [*] of the applicable Fortis Indemnitee or (y) are subject to an obligation by Fortis to indemnify the FibroGen Indemnitees under Section 13.2, as to which Losses (under this clause (y)) the provisions of Section 13.3 will apply.
13.2.
Indemnification by Fortis. Fortis hereby agrees to defend, indemnify and hold harmless FibroGen and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, a “FibroGen Indemnitee”) from and against any and all Losses to which any FibroGen Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: [*]; except, with respect to each of subsections (i) through (iv) above, to the extent such Losses (x) arise [*] of the applicable FibroGen Indemnitee or (y) are subject to an obligation by FibroGen to indemnify the Fortis Indemnitees under Section 13.1, as to which Losses (under this clause (y)) the provisions of Section 13.3 will apply.
13.3.
Allocation. [*].

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

13.4.
Indemnification Procedures.
(a)
Notice. Promptly after a Fortis Indemnitee or an FibroGen Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim that is subject to an indemnification obligation under Section 13.1 or 13.2, as applicable, such Indemnitee will give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice will not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate actual prejudice due to the delay or lack of notice.
(b)
Defense. Upon receipt of notice under Section 13.4(a) from the Indemnitee, the Indemnifying Party will have the duty to either compromise (subject to Section 13.4(d)) or defend, at its own expense and by counsel of its choosing (reasonably satisfactory to Indemnitee), such Claim. The Indemnifying Party will promptly [*] notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, [*]. However, the Indemnitee will have the right to employ separate counsel and to participate in the defense of a Claim at its own expense.
(c)
Cooperation. The Indemnitee will cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party will keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.
(d)
Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent will not be unreasonably withheld or delayed), unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee; (ii) the [*] relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim [*], the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent will not be unreasonably withheld), and the Indemnifying Party will be obligated to indemnify the Indemnitee for such settlement as provided in this Article 13.
13.5.
Insurance. Each Party will insure its activities in connection with any work performed under this Agreement and will obtain, keep in force, and maintain the following insurance (provided that a Party may procure and maintain, during the Term, an Umbrella Liability Insurance Policy to meet the policy limit requirements of the required policies if a Party’s underlying policy limits are less than required):
(a)
From the Effective Date through [*]:
(i)
Commercial General Liability Each Occurrence: [*]
(ii)
Personal and Advertising Injury: [*]
(iii)
General Aggregate (commercial form only): [*]

If the above insurance is written on a claims-made form, it will continue for [*]. The insurance will have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

(b)
Worker’s Compensation as legally required in the jurisdiction in which a Party is doing business.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

13.6.
Limitation of Liability.
(a)
EXCEPT FOR A PARTY’S OBLIGATIONS SET FORTH IN THIS ARTICLE 13 (INDEMNIFICATION), THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, OR ANY BREACH OF ARTICLE 10 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT FOR EACH PARTY’S OBLIGATIONS SET FORTH IN SECTION 13.1 OR SECTION 13.2 (INDEMNIFICATION), [*] OF EACH PARTY, OR EACH PARTY’S BREACH OF ARTICLE 10 (CONFIDENTIALITY), [*]. THE LIMITATIONS SET FORTH IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED IN THIS AGREEMENT.
(b)
Neither Party will be required to pay the other Party any damages or indemnify any Indemnitee under this Agreement with respect to any facts or circumstances to the extent that such Party (or, in the case of Fortis, the Sellers (as defined in the Option and Merger Agreement)) pays the other Party damages or indemnifies such Indemnitee under the Option and Merger Agreement with respect to such facts or circumstances.
13.7.
UCSF License. To the extent that the indemnification procedures and insurance coverage requirements in this Article 13 are inconsistent with or conflict with the indemnification procedures and insurance coverage requirements required by the UCSF License, then the indemnification procedures and insurance coverage requirements required by the UCSF License will control, solely to the extent applicable to, and within the scope of, the UCSF License.
Article 14
Miscellaneous
14.1.
Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement will be in writing and will be sent by courier services, personal delivery [*] to the following addresses, or to such other addresses as will be designated from time to time by a Party in accordance with this Section 14.1:

if to FibroGen:

[*]

with a copy to:

[*]

[*]

if to Fortis:

[*]

with a copy to:

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

[*]

All notices and communications under this Agreement will be deemed to have been duly given (a) when delivered by hand, if personally delivered, (b) upon receipt when delivered by a courier (such date of receipt being evidenced by the courier’s service records) or (c) upon return acknowledgment by email, if delivered by email.

14.2.
Designation of Affiliates. FibroGen may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Any breach by FibroGen’s Affiliate of any of FibroGen’s obligations under this Agreement will be deemed a breach by FibroGen, and Fortis may proceed directly against FibroGen without any obligation to first proceed against FibroGen’s Affiliate. In addition, Fortis may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Controlled Affiliates, but may not discharge any of its obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates that are not Controlled Affiliates. Any breach by Fortis’s Controlled Affiliate of any of Fortis’s obligations under this Agreement will be deemed a breach by Fortis, and FibroGen may proceed directly against Fortis without any obligation to first proceed against Fortis’s Affiliate.
14.3.
Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by a Force Majeure Event and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse will be continued so long as the Force Majeure Event continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party will not be excused from making payments owed hereunder because of a Force Majeure Event affecting such Party. If a Force Majeure Event persists for more than [*], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure Event.
14.4.
Assignment. Subject to Section 14.2, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of law or otherwise by either Party without the prior written consent of the other Party, except that (a) [*], FibroGen may assign, without the prior written consent of Fortis, any or all of its rights, interests and obligations under this Agreement to (i) any Affiliate of FibroGen, or (ii) in connection with a permitted assignment of the Option and Merger Agreement, and (b) following the Term, either Party may assign, without the prior written consent of the other Party, any or all of its rights, interests and obligations under this Agreement to (i) any Affiliate of such assigning Party, or (ii) in connection with the sale of all or substantially all of the assets of such assigning Party. Any assignment in violation of the preceding sentence will be void. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.
14.5.
Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
14.6.
Waiver. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder will operate as a waiver thereof. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
14.7.
Remedies Cumulative. Except as expressly provided otherwise herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Party at law, in equity or otherwise.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

14.8.
Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request to carry out more effectively the provisions and purposes hereof.
14.9.
Relationship of the Parties. It is expressly agreed that Fortis, on the one hand, and FibroGen, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Fortis nor FibroGen will have the authority to make any statements, representations or commitments of any kind, or to take any other action, which will be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party will be employees of that Party and not of the other Party and all costs and obligations incurred by reason of such employment will be for the account and expense of such Party.
14.10.
Construction. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) “or” has the inclusive meaning represented by the phrase “and/or”; (b) “include”, “includes” and “including” are not limiting; (c) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (e) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (f) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (g) references to a Person are also to its permitted successors and assigns; (h) references to an “Article”, “Section”, “Subsection”, “Exhibit” or “Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; (i) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; (j) “day” or “days” refers to calendar days; (k) the word “shall” will be construed to have the same meaning and effect as the word “will”; and (l) references to a law include any amendment or modification to such law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or, only with respect to events or developments occurring or actions taken or conditions existing after the date of such amendment, modification or issuance, after the date of this Agreement, but only to the extent such amendment or modification, to the extent it occurs after the date hereof, does not have a retroactive effect. The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provision.
14.11.
Entire Agreement. This Agreement and the Option and Merger Agreement, together with their schedules and exhibits and all ancillary agreements, documents or instruments to be delivered in connection herewith and therewith, contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede, as of the Restatement Effective Date, all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter, including the Original Agreement; provided that the amendment and restatement of the Original Agreement shall not affect any rights or obligations of the Parties that accrued under the Original Agreement between the Effective Date and the Restatement Effective Date.
14.12.
No Third Party Beneficiaries. Except for the indemnification rights of FibroGen Indemnitees and Fortis Indemnitees under Article 13, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Third Party any legal or equitable rights hereunder.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

14.13.
Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures will be deemed to bind each Party hereto as if they were the original signatures.
14.14.
Governing Laws. This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
14.15.
Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The Parties will use all reasonable efforts to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such invalid or unenforceable provision.
14.16.
Headings. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

CONFIDENTIAL

EXECUTION VERSION

In Witness Whereof, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the Restatement Effective Date.

FIBROGEN, INC.

By:/s/ [*]

Name: [*]

Title: [*]

FORTIS Therapeutics, INC.

By: /s/ [*]

Name: [*]

Title: [*]

CONFIDENTIAL

EXECUTION VERSION

Exhibit A Current Study Plan

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

CONFIDENTIAL

EXECUTION VERSION

Schedule 1.12: CD46 Agent

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 1.64: FOR46

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 1.74: Fortis In-Licenses

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 1.117: PET46

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 1.149: YS5 (YS5FL)

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 5.5: Fortis Existing Subcontractors

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 9.2: Disclosure Schedule

[*]

CONFIDENTIAL

EXECUTION VERSION

Schedule 9.2(b): Fortis Patent Rights

[*]

Schedule 9.2(g)

[*]

Schedule 9.2(l)

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Schedule 10.5: Press Release

FibroGen Enters into Exclusive License for FOR46 with Fortis Therapeutics

•
FOR46, an ADC targeting CD46, is in Phase 1 development with potential applications in mCRPC and other CD46-expressing cancers
•
Collaboration expands FibroGen’s clinical pipeline with potential first-in-class product candidate

SAN FRANCISCO, CA and LA JOLLA, CA May 8, 2023 (GLOBE NEWSWIRE) – FibroGen, Inc. (Nasdaq: FGEN) and Fortis Therapeutics announced that FibroGen has entered into an exclusive license with Fortis Therapeutics for FOR46, a potential first-in-class Phase 1 antibody-drug conjugate (ADC) targeting a novel epitope on CD46. FOR46 is being developed for the treatment of metastatic castration-resistant prostate cancer (mCRPC) and is being explored for use in other CD46 expressing cancers. As part of the clinical development strategy, FibroGen will continue Fortis Therapeutics’ work to develop a PET-based biomarker utilizing a radiolabeled version of the targeting antibody (PET46) for patient selection.

“The agreement with Fortis Therapeutics bolsters FibroGen’s clinical pipeline in a capital-efficient manner, providing a product candidate with the potential to address a significant unmet medical need in oncology,” said Enrique Conterno, Chief Executive Officer, FibroGen. “FOR46 is a natural fit with our R&D capabilities and expertise. The flexibility of the agreement gives us the opportunity to clinically develop FOR46, and ultimately acquire it as a Phase 3-ready asset, potentially delivering a therapy that may transform the treatment of patients with mCRPC and other CD46 expressing cancers.”

“We are pleased to partner with the team at FibroGen, who are experienced in advancing novel drug candidates in the clinic for life-threatening diseases,” said Jay Lichter, Ph.D., President and CEO of Fortis and Managing Partner of Avalon Bioventures. “We believe that FOR46 is a novel and unique antibody drug conjugate therapy that could help patients with prostate cancer and other cancers, where currently approved treatments have failed.”

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Under the terms of the agreement, there is no upfront consideration. FibroGen will conduct and fund future research, development, and manufacturing of FOR46 and PET46. During the four-year evaluation period, FibroGen has the option to acquire Fortis Therapeutics for $80 million. In addition, Fortis is eligible to receive up to a total of $200 million based on various regulatory approvals.

About FOR46

FOR46 is an antibody drug conjugate that binds a specific conformational epitope of CD46 that is highly expressed in various cancer types, including multiple myeloma and prostate and colorectal tumors, with limited reactivity against normal tissues. FOR46 is a fully human antibody conjugated to MMAE, a potent cytotoxic payload utilized in a variety of approved ADCs. Early clinical data show FOR46 to be generally well tolerated with demonstrated monotherapy activity in multiple myeloma and mCRPC.

About FibroGen

FibroGen, Inc. is a biopharmaceutical company committed to discovering, developing, and commercializing a pipeline of first-in-class therapeutics. The Company applies its pioneering expertise in connective tissue growth factor (CTGF) biology and hypoxia-inducible factor (HIF) to advance innovative medicines for the treatment of unmet needs. Pamrevlumab, an anti-CTGF human monoclonal antibody, is in clinical development for the treatment of idiopathic pulmonary fibrosis (IPF), locally advanced unresectable pancreatic cancer (LAPC), metastatic pancreatic cancer, and Duchenne muscular dystrophy (DMD). Roxadustat (爱瑞卓®, EVRENZOTM) is currently approved in China, Europe, Japan, and numerous other countries for the treatment of anemia in CKD patients on dialysis and not on dialysis. Roxadustat is in clinical development for anemia of chronic kidney disease (CKD) and anemia associated with myelodysplastic syndromes (MDS), and for chemotherapy-induced anemia (CIA). FibroGen recently expanded its research and development portfolio to include product candidates in the immuno-oncology space. For more information, please visit www.fibrogen.com.

About Fortis Therapeutics

Fortis Therapeutics is an immuno-oncology biotech developing a novel antibody-drug conjugate for late-stage multiple myeloma and metastatic castration-resistant prostate cancer. Fortis was founded based on technology exclusively licensed from UCSF and developed in the laboratory of Bin Liu, Ph.D. Fortis is located in Avalon Bioventures’s Community of Innovation, in San Diego. FOR46 is Fortis’ sole pharmaceutical asset. For more information, please visit www.fortistx.com.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Forward-Looking Statements

This release contains forward-looking statements regarding FibroGen’s strategy, future plans and prospects, and the timing of potential events, including statements regarding the development and commercialization of the company’s product candidates, the potential safety and efficacy profile of its product candidates, and timelines for our clinical programs. These forward-looking statements include, but are not limited to, statements about FibroGen’s plans and objectives and typically are identified by use of terms such as “may,” “will”, “should,” “on track,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. FibroGen’s actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties related to the continued progress and timing of its various programs, including the enrollment and results from ongoing and potential future clinical trials, and other matters that are described in FibroGen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 27, 2023, including the risk factors set forth therein. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and FibroGen undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Contacts:

FibroGen, Inc.

Investors:

Michael Tung, M.D.

Corporate Strategy / Investor Relations

415.978.1434

mtung@fibrogen.com

Media:

Meichiel Jennifer Keenan

Investor Relations/Corporate Communications

mkeenan@fibrogen.com

Fortis Therapeutics

Media:

Jessica Yingling

858.344.8091

jessica@litldog.com

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.